UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                        SCHEDULE 14A

        Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.        )

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Commission File No. 0-2670

			60 East 42nd St. Associates
		(Name of Registrant as Specified In Its Charter)


		(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                               -2-


                                                    6/29/99

                60 EAST 42nd ST. ASSOCIATES
                  c/o Wien & Malkin LLP
            60 East 42nd Street - 26th Floor
              New York, New York 10165-0015
                Telephone (212) 687-8700
                Telecopier (212) 986-7679


                STATEMENT BY THE AGENTS IN THE
             SOLICITATION OF PARTICIPANT CONSENTS


                    Dated June 30, 1999

        This Statement is issued in connection with the Solicitation of Participant Consents by Peter L. Malkin, Anthony
E. Malkin, Scott D. Malkin, Jack K. Feirman, Thomas N. Keltner, Jr., Mark Labell and Richard A. Shapiro, as the agents (the "Agents") for the participants (the "Participants") in 60 East 42nd St. Associates ("Associates"). Associates was formed in 1958 to acquire the land and improvements known as 60 East 42nd Street in New York City (the "Building"), subject to a net operating lease (the "Lease") to Lincoln Building Associates (the "Lessee"). See Section I. - Background.

        The Agents are requesting that the Participants consent to a program proposed by the Lessee for financing and completing improvements which the Lessee and the Agents have concluded are necessary to preserve the Building's physical plant, its competitive market position, and Associates' long-term investment return. Under the Lessee's proposal, a substantial portion of the cost of such improvements and certain other improvements in the future will be paid from the proceeds of an increase in the fee mortgage (the "Fee Mortgage"), and the Lessee's basic rent to Associates will increase to pay the resulting increase in debt service. This Fee Mortgage financing will spread the improvement cost and stabilize the amount available for distribution to the Participants. To induce the Lessee to make the improvements which are not required by the Lease, the Agents will be authorized to grant the Lessee options to extend the Lease beyond its current expiration of 2033 to 2083, and the Agents will be further authorized to grant additional lease extension rights in the future for such consideration and upon such terms as the Agents then deem appropriate for the benefit of Associates.



        As attorneys-in-fact for the Participants, the Agents will implement the program after receiving the Participants' consent. As part of this program, the Agents will be authorized, as they deem appropriate for the benefit of Associates from time to time in the future, to refinance the Fee Mortgage with an institutional lender and without personal liability for a principal amount not to exceed $40,000,000 plus refinancing costs. The proceeds of any increased debt will be applied to the Property, and any increased debt service will be paid by an equivalent increase in Basic Rent paid by the Lessee.

        It is anticipated that this Statement and the accompanying form of Consent will be mailed to the Participants on June 30, 1999. The Solicitation of Consents will terminate 90 days after the date of this letter, unless extended by the Agents, but in no event later than December 31, 1999. The Agents will advise all Participants of the Solicitation results not later than 90 days after the termination date, including any extension.

I.	BACKGROUND

A.	Organization of Associates

        Associates is a New York partnership organized in 1958 by Lawrence A. Wien, who served until his death as one of Associates' partners. Peter L. Malkin continues to serve as a partner, his sons Anthony E. Malkin and Scott D. Malkin serve as partners, and other members of Wien & Malkin LLP serve as the other partners. Each partner acts as the Agent for a group of Participants under a participating agreement (a "Participating Agreement").

        The terms of all the Participating Agreements are identical. Participants have the right to approve or disapprove certain Agent actions, including this financing and lease extension program. The percentage of Participants required to approve this proposal is described in Section X. - Terms of Solicitations of Consents.

B.	The Property

        The Property consists of 60 East 42nd Street, a 55-story building constructed in 1930, with a concourse and lower level, containing approximately 1,093,000 square feet of office space and 23,000 square feet of retail space, located diagonally opposite Grand Central Terminal on 42nd Street between Park Avenue and Madison Avenue and including a small light protector building at 301 Madison Avenue (collectively, the "Property" or the "Building").

                             -2-
        The Building contains retail stores on the street, concourse and lower levels and approximately 605 office tenants engaged in a variety of businesses and professions. As of June 1, 1999, the Building was approximately 97% occupied.

C.	The Lease

        1.      Term

        The current term of the Lease expires in 2033. If this program is approved, the Lease will be subject to extension in 25 year increments to 2083 and thereafter for further periods based upon additional consideration as approved by the Agents in accord with this Statement.

        2.      Rent

        The Lease requires the Lessee to pay the following rent for each fiscal year (October 1 through September 30):

        a. Basic rent ("Basic Rent") each year equal to the sum of (i) the annual debt service on the Fee Mortgage and (ii)
$24,000.

        b. Overage rent ("Overage Rent") equal to (i) 100% of the Lessee's net profit from the Property up to $1,053,800
("Additional Rent") and (ii) 50% of the Lessee's remaining net profit ("Further Additional Rent").

        Basic rent is payable monthly and is subject to adjustment equal to any increase or decrease in Fee Mortgage debt service on the existing principal amount. Additional Rent is advanced monthly based on the Lessee's net profit for the prior fiscal year and then adjusted in the following fiscal year based upon actual results. Further Additional Rent is payable within 60 days after fiscal year-end.

        For the past 10 fiscal years, the Lessee has paid the full $1,053,800 of Additional Rent plus Further Additional Rent. For the most recent fiscal year ended September 30, 1998, the Lessee paid $1,053,800 of Additional Rent plus $1,529,651 of Further Additional Rent. Although the Lessee is permitted to deduct accumulated losses from certain prior fiscal years against advances for Additional Rent, there is currently no accumulated loss from past fiscal years to be deducted against current or future payments of Additional Rent. See Section I.F. Financial Information.

        3.      Other Material Lease Terms

        The Lessee pays all insurance, real estate tax, repair, maintenance and other operating expenses for the Property. The
Lessee is not required to make capital improvements to the Property.
                           -3-

        The Lessee has the right to assign the Lease without Associates' consent, so long as the assignee assumes all Lease obligations. The Lessee also has the right to surrender the Lease to Associates on 60 days' notice.

D.	Fee Mortgage

        The Fee Mortgage balance is currently approximately $12,000,000, having been last refinanced in 1994. The maximum Fee Mortgage authorized under this program is $40,000,000 plus refinancing costs, on the basis that (i) the proceeds of any increase in the Fee Mortgage shall be applied to improvements and repairs at the Property and (ii) any increased debt service on the Fee Mortgage shall be paid by Associates from an equivalent increase in Basic Rent paid by the Lessee.

        Interest payable on the existing Fee Mortgage principal balance is at the annual rate of 8.85%. The Fee Mortgage matures October 31, 2004. Based upon preliminary discussions with Morgan Guaranty Trust Company of New York, trustee for the current holder of the Fee Mortgage, it is anticipated that for any Fee Mortgage increase in 1999 the annual interest rate will be about 7.5%, the debt service will be based on a 25-year amortization schedule, and the maturity will be approximately five years. The increase in the Fee Mortgage may be incurred in multiple drawdowns or from different lenders, in order to enhance borrowing cost efficiency, and the mortgage may be standing with interest only.

E.	Competition

        Pursuant to new space leases, the rental rate currently asked of prospective office tenants at the Building is approximately $39.00 to $55.00 per square foot (exclusive of electricity charges). The Building's rents under existing leases are currently lower than those charged by similar office buildings of similar age and location.

        The Lessee operates the Building free of any federal, state or local governmental rent regulation. Rents are governed by existing leases and market conditions.

F.	Financial Information

        The Participants have received total distributions representing an annual return on their original cash investment at rates of approximately 34.5% for 1998, 41.5% for 1997, and 41.3% for 1996. These percentages were calculated by dividing the cash payments to the Participants in each year by the Participants' original $7,000,000 cash investment in the Property. Certain Participants may have purchased their interests for amounts different than the original cash investment, and their return on their investment will thus be different.

                             -4-
        Each monthly installment of Basic Rent is applied to pay monthly debt service on the Fee Mortgage and basic supervisory compensation to Wien & Malkin LLP. Additional Rent is applied to pay monthly distributions to the Participants, and Further Additional Rent is applied to pay additional distributions to the Participants, in each case including any required additional supervisory compensation to Wien & Malkin LLP. See Section I.G. - Supervisory Services to Associates.

        Attached are audited financial statements of Associates as of December 31, 1996, 1997 and 1998, including in each case the balance sheets and the related statements of income, partners' capital and cash flows. Also, See Section

VII.  Agents' Discussion and Analysis of Financial Condition and
Results of Operation.

        Jacobs Evall & Blumenfeld LLP serves as Associates' independent public accountants and has performed certain other financial accounting work for Associates, including tax return preparation.

G.	Supervisory Services to Associates

        No Agent receives remuneration from Associates for serving as Agent. Peter L. Malkin is Chairman and Anthony E. Malkin is Senior Director of Supervisory Services of Wien & Malkin LLP. The other Agents are members of Wien & Malkin LLP, except Scott D. Malkin who has substantial experience in real estate and has been approved by the Participants as a successor Agent.

        Wien & Malkin LLP has acted as supervisor and legal counsel for each of Associates and the Lessee from inception. A non-exclusive list of Wien & Malkin LLP's supervisory services to Associates includes maintaining partnership records, performing physical inspections of the Property, reviewing insurance coverage, conducting annual partnership meetings, issuing reports to the Participants, and administrative oversight of special transactions such as the proposed program. Financial services include monthly receipt of rent from the Lessee, payment of monthly and additional distributions to the Participants, payment of all other disbursements, confirmation of the payment of real estate taxes, review of financial statements submitted to Associates by the Lessee and of audited financial statements and tax information prepared by Associates' independent certified public accountants, and distribution of such materials to the Participants. Wien & Malkin LLP also prepares quarterly, annual and other periodic filings with the Securities and Exchange Commission and applicable state authorities.

        In consideration of its supervisory services to Associates, Wien & Malkin LLP receives (i) a basic payment of
$24,000 a year ("Basic Supervisory Compensation") and (ii) an additional payment of 10% of the cash distributions to

Participants in any year in excess of 14% on the $7,000,000 cash
investment ("Additional Supervisory Compensation").   Wien  &
Malkin LLP pays all disbursements relating to Wien & Malkin LLP's ordinary services to Associates, including accounting and other professional fees, filing and search fees, document preparation, and mailing costs. For the year ended December 31, 1998, Associates paid Wien & Malkin LLP Basic Supervisory Compensation of $24,000 and Additional Supervisory Compensation of $159,506.

II.	OPERATIONS MATTERS

A.	Proposed Improvement Program

        The improvements proposed to be completed after December 31, 1998, are shown in Exhibit A and are estimated to cost approximately $22,800,000 over approximately two to three years. Each item has been recommended by Wien & Malkin LLP supervisory staff based upon a program prepared by the Lessee the design, engineering and bidding of which has been, for the great majority, fully concluded by expert consultants and specially hired in-house personnel. Included in the budget are: (a) $4,000,000 for replacement of all Building windows, (b) $4,200,000 for public corridor and elevator lobby upgrades, (c) $3,200,000 for new public bathrooms, (d) $2,700,000 for elevator system modernization, (e) $625,000 for new elevator cabs, (f) $385,000 for new concierge desk and new card key and security system, (g) $1,550,000 for roof and parapet replacement and repairs, (h) $2,350,000 for water riser replacement, (i) $750,000 for facade restoration, (j) $800,000 for new marketing center, new conference center, and upgrading of the Building law library, and (k) $100,000 for lobby retail arcade upgrades. The balance will be available for contingencies discovered in the field and improvement of tenant spaces.

B.	Financing

        The $22,800,000 estimated cost of the improvements over approximately two to three years will be funded substantially through an increase in the Fee Mortgage (from the current approximately $12,000,000). Associates will own the improvements paid from the Fee Mortgage proceeds and will pay the increased debt service from an equivalent increase in Basic Rent paid to Associates by the Lessee. The increased Basic Rent and cash payments for improvements will be deducted in computing Additional Rent. Assuming that $1,053,800 of Additional Rent continues to be paid each year without reduction for funding improvements, the new debt service and improvement costs will be borne equally by Associates and the Lessee and will be spread through mortgage renewals over many years, thus stabilizing distributions to Participants.

        Neither Associates nor the Participants will be personally liable for payment of the Fee Mortgage. To minimize interest charges, the Agents will seek the advance of the Fee Mortgage increase in installments as the work proceeds. The maximum Fee Mortgage debt authorized by the program will be $40,000,000, and the actual amount will depend upon future improvements and repairs at the Property and funding available from cash flow.

        The Fee Mortgage increase, as advanced, will be held by Associates and applied to the improvement program as expended by the Lessee. For purposes of determining Overage Rent, the interest earned on the temporary investment of the Fee Mortgage increase until expended in connection with the improvement program shall be treated as income of the Lessee.

        If the Lessee were to pay for the improvements without such financing, the full cost would be currently deducted against Overage Rent. 100% of the distributions to Participants is derived from Overage Rent. If the full cost were deducted as spent against Overage Rent, distributions to Participants would be significantly reduced, if not eliminated, during the next several years. The proposed Fee Mortgage financing will instead spread the improvement cost through successive refinancings over a longer term and stabilize the amount of Overage Rent payable by the Lessee for distribution to Participants.

C.	Basic Rent

        Currently, Basic Rent is $1,087,842 a year, to be adjusted to reflect any increase or decrease in debt service on the existing principal amount of the Fee Mortgage. Under the program proposed in this Statement, the Basic Rent payable to Associates by the Lessee will increase to pay all debt service on the increase in the Fee Mortgage.

        Assuming an increase in the Fee Mortgage from $12,000,000 to $34,000,000 with interest at 7.5% on the additional $22,000,000 and with 25 year amortization, Basic Rent will increase annually by $1,950,937 to pay debt service on the Fee
Mortgage increase, and Further Additional Rent will decrease by one-half of that amount, prior to any increase in Further
Additional Rent due to increased revenue resulting from the improvements.

D.	Lease Modification

        The Lease will be modified as required to confirm the increase in Basic Rent. The Agents will have discretionary authority to grant the Lessee lease extension options in the future when deemed appropriate by the Agents for the benefit of Associates. When the Lessee completes $22,800,000 of improvements substantially in accord with this program, the Agents will grant two 25-year extensions to 2083.

        The granting of lease extension options to 2083 will trigger a New York State Transfer Tax of approximately $300,000. These transfer taxes would typically be paid by Associates as the transferor, but the Lessee has agreed that the transfer taxes will be funded from the Fee Mortgage increase to be serviced through the Lessee's increased Basic Rent.

        In concluding that the Lessee's completion of the improvement program justifies the Lease extension option, the Agents have consulted with Brown Harris Stevens Appraisal & Consulting, LLC ("Brown Harris") to render an independent opinion comparing the present values of the respective benefits and costs to each of Associates and the Lessee. Brown Harris concluded that there is a positive net present value for each of Associates and the Lessee arising from the program. Brown Harris is independent of Associates, the Agents, the Lessee, and Wien & Malkin LLP. A copy of its report is enclosed.

E.	Solicitation and Program Expenses

        The expenses for the consent solicitation, lease amendment, refinancing, transfer and recording taxes, legal fees, and related costs will be paid from the Fee Mortgage increase which is serviced by the Lessee's Basic Rent increase and deducted in computing Overage Rent. Wien & Malkin LLP will represent as counsel Associates and the Lessee in connection with this program at standard hourly rates, and Associates will indemnify Wien & Malkin LLP and the Agents as well as their advisers and affiliates and the managing agent against any claim or expense arising in connection with the program.

III.	CERTAIN EFFECTS OF THE IMPROVEMENT AND FINANCING PROGRAM

A. Generally

        Payment for the improvement program (whether by repayment of the Fee Mortgage increase through increased Basic Rent or direct payment for services and materials) is deductible in computing Overage Rent. Therefore, each of Associates and the Lessee will ultimately bear one-half of the cost of the improvement program. Stated differently, the value of the Property and of Associates' interest in it will be enhanced, and the Lessee will have contributed half the cost.

        The Agents believe there are good prospects that increases in rental income from tenants will offset and ultimately be greater than the increases in the Lessee's expense for Basic
Rent over the course of the program, thus moderating or avoiding any reduction of Overage Rent and distributions.

        The improvement and financing program will have no direct effect on the Agents as such. There is no change in the Basic Supervisory Fee or the formula under which Wien & Malkin LLP receives Additional Supervisory Compensation, but such compensation will vary in proportion to any variation in Overage
Rent.  See Section V. - Potential Conflicts of Interest.

B.	Tax Consequences

        The improvements paid through the Fee Mortgage increase shall be made by the Lessee as agent for Associates and shall be the property of Associates. The applicable income tax deductions for depreciation shall benefit the Participants. To the extent the improvement program is funded from the Fee Mortgage increase, non-deductible amortization payments by Associates under the Fee Mortgage will ultimately equal the tax benefits of the depreciation. If the proposed Fee Mortgage terms require amortization payments through successive refinancings over a 25-year period, the Participants will receive a timing benefit because depreciation deductions will be available during the early years of debt repayment when depreciation exceeds loan amortization. Accordingly, there is a tax benefit to the Participants as a result of the improvement and financing program.

IV.	RECOMMENDATIONS

        The Agents recommend that the Participants approve the improvement, financing and lease modification program, for the following reasons:

		--	The improvements will attract more
                creditworthy tenants at higher rental rates.

		-	The improvements are needed to meet the
                physical and marketing requirements of the Property and will enhance its value.

		-	The Fee Mortgage financing of the improvements
                will spread their cost and stabilize distributions to Participants. In the absence of financing and lease extensions, the Agents believe that the Lessee (a) will not undertake all of the improvements so the opportunity to improve and protect profit and distributions to Participants will be diminished and (b) will undertake certain improvements solely with current cash flow, thereby significantly reducing distributions to
                Participants during the next several years.

                              -9-
       The data and background materials regarding this financing and improvement program are on file in the office of Wien & Malkin LLP and are available for review by Participants. For appointments to inspect and copy such data, and for copies of such data by mail, call Stanley Katzman, Esq. at (212) 687-8700.

V.	POTENTIAL CONFLICTS OF INTEREST

A.	Certain Ownership of Participations

        As of June 1, 1999, the Agents beneficially owned, directly or indirectly, the following Participations:

                Name and Address        Amount of       Percent
                of Beneficial           Beneficial      of
Title of Class  Owners                  Ownership       Class

Participations  Peter L. Malkin         $72,500         1.036%
in Partner	60 East 42nd Street
Interest	New York, NY  10165

                Anthony E. Malkin        25,833         .369%
                60 East 42nd Street
                New York, NY  10165

                Scott D. Malkin         33,334          .476%
                35 Mason Street
                Greenwich, CT  06830

                Thomas N. Keltner, Jr.    2,500         .036%
                60 East 42nd Street
                New York, NY  10165

        Anthony E. Malkin owned of record as co-trustee an aggregate of $5,000 of Participations. Anthony E. Malkin disclaims any beneficial ownership of such Participations.

        Members of the family of Peter L. Malkin, Anthony E. Malkin and Scott D. Malkin, or trusts for their benefit, owned of record or beneficially $85,714 of other Participations. Messrs. Malkin disclaim any beneficial ownership of such Participations.

        No other Agent owns a Participation.

B.	Relationships with the Lessee

        As of June 1, 1999, record and beneficial ownership of 7.5% of the Lessee is held by Peter L. Malkin and members of his family. Peter L. Malkin owns of record as trustee, co-trustee or agent an aggregate of 12.1% of the Lessee and disclaims any beneficial ownership therein. Certain actions by the Lessee

                          -10-
require approval of no less than 60% of the partner interests in the Lessee. The Agents have been advised that the requisite partners in the Lessee have approved the improvement, financing and lease modification program on the condition that the program is approved by the Participants.

        Wien & Malkin LLP receives $180,000 annually from the Lessee for acting as supervisor of the Lessee's partnership agreement and additional supervisory compensation of 10% of distributions of cash profit of the Lessee in excess of $400,000 per annum. Wien & Malkin LLP will serve as counsel to Associates and the Lessee in connection with this program at standard hourly rates.

        The Agents and Wien & Malkin LLP as well as their advisers and affiliates and the managing agent are being indemnified by the Lessee and Associates in connection with all items of the improvement, financing and lease extension program, including this solicitation.

C.	Third Parties

        Brown Harris has been retained by the Agents as a consultant and will receive a fee of less than $35,000 whether or not the improvement, and financing and lease modification program is approved. Brown Harris is an independent company, not related to the Agents, Wien & Malkin LLP, Associates, or the Lessee.

VI.	FEES AND EXPENSES

        All fees and expenses relating to this solicitation and the Fee Mortgage increase, including all independent consultants, will be paid from the Fee Mortgage increase which is serviced by the Lessee's Basic Rent increase and deducted in determining Overage Rent.

VII.    AGENTS' DISCUSSION AND ANALYSIS OF
        FINANCIAL CONDITION AND RESULTS OF OPERATION

        For 1998 for each original $10,000 Participation,
Associates made regular monthly distributions from Additional Rent aggregating $1,494 plus additional distributions from Further
Additional Rent aggregating $1,956.  See Section I.C.2. - The
Lease.

        The following summarizes certain material factors affecting Associates' results of operations for the two years ended December 31, 1998:

		a.	Total income decreased for 1998 compared with
                the prior year, attributable to decreased
                Additional Rent.

		b.	Total income increased for 1997 compared with
                the prior year, attributable to increased
                Additional Rent.

VIII.	LIQUIDITY AND CAPITAL RESOURCES

        There has been no significant change in Associates' liquidity for the twelve-month period ended December 31, 1998, as compared with the twelve-month period ended December 31, 1997.

IX.	INFLATION

        Inflationary trends in the economy may impact the operations of the Lessee, and therefore, Overage Rent.
Historically, inflation generally has resulted in an increase in Overage Rent.

X.	TERMS OF SOLICITATIONS OF CONSENTS

        Each Agent acts for Participants owning $1,000,000 of the original $7,000,000 investment in Associates. On June 1,
1999, no person held Participations aggregating more than 5% of the total outstanding Participations.

        On June 1, 1999, there were about 750 Participants holding Participations. Each Participant's voting percentage in his or her group is determined by a fraction, whose numerator is the face amount of the Participation and denominator is the group's original $1,000,000 investment in Associates.

        Each Participating Agreement requires 100% consent for approval of the proposals made by the Agents in this Statement, subject to the Participation purchase arrangement described below.

        Each Participating Agreement states that, if owners of 90% of the Participations in any Agent's group consent, the Agent or his designee shall have the right to purchase the interest of any Participant in such Agent's group who has not given such consent within 10 days after the Agent's mailing of the request therefor. The purchase price shall be the greater of (i) the book value of the Participation (original cost less capital repaid thereon) and (ii) $100. Since the book value of an original Participation has a negative balance as of June 1, 1999, the purchase price will be $100.

        If 90% or more of the Participants in an Agent's group consent to any element of the improvement, financing and lease modification program, each Agent (or his designee) presently intends to purchase the interest of any non-consenting Participants. Any Participant whose Participation is purchased by an Agent (or his designee) will not receive any further Overage Rent paid in respect of the year of purchase or thereafter.

        The solicitation of consents will terminate 90 days after the date of this Statement but may be extended by the Agents through December 31, 1999. There is no record date establishing the identity of the Participants entitled to vote for the program. Holders of Participations as of June 1, 1999 will be recognized as entitled to vote. However, if any Participation is transferred before the consent with respect to that Participation is given, the transferee will be entitled to vote. If consent to the proposals has been given prior to the transfer of a Participation, the transferee will be bound by the vote of the transferor. In addition, the Agents and their designees will be entitled to vote the Participation of any non-consenting Participant whose interest is purchased by them under the Participation purchase arrangement as described above.

        Wien & Malkin LLP has been authorized by the Agents to solicit the consents of Participants by mail, telecopier, telephone and telegram after the mailing of this Statement. Consent Forms which are signed, dated and returned without a choice indicated will be deemed to constitute a binding consent. Any consent (including a deemed consent) is irrevocable.

        Participations are not traded on an established securities market, nor are they readily tradable on a secondary or equivalent market. Based on Associates' transfer records, Participations are sold by holders from time to time in privately negotiated transactions, and, in some instances, Associates is unaware of the prices at which such transactions occur. However, Associates has been advised that the known price for private sales during the past year has been $20,000 per $10,000 original investment.

                                                Exhibit A






Lincoln Building  60 East 42nd Street
Building Improvement Program




Project/Item                                                 Budget

Elevator system modernization                                $2,700,000
Elevator cab replacement                                        625,000
New concierge desk                                              285,000
Public corridors and elevator lobbies upgrades                4,234,000
New public bathrooms                                          3,196,000
Lobby retail arcade upgrades, new
      awning & displays                                          95,000
Facade renovation                                               750,000
New marketing center                                            210,000
New conference center                                           200,000
Building law library upgrades                                   375,000
New cardkey & security system                                   100,000
Roof & parapet replacements                                   1,545,000
Water riser replacement                                       2,353,000
New stairwell lighting & signage                                150,000
Misc. electrical & mechanical system upgrades                   310,000
Window replacement                                            4,000,000
Contingency                                                   1,622,000
                                                            ___________

Total                                                       $22,750,000

                        CONSENT
                60 EAST 42nd ST. ASSOCIATES

        As a Participant in 60 East 42nd St. Associates, the undersigned hereby takes the following action in response to the letter from Peter L. Malkin to Participants in 60 East 42nd St. Associates dated June 30, 1999 and the accompanying Statement by the Agents in the Solicitation of Participant Consents (collectively, the "Statement"):

1.	Proposed Improvement, Financing and Lease Modification

        CONSENT                                   WITHHOLD CONSENT

        ______  Consent to                        _______       Disapprove of
                and Approve of
                                                  _______       Abstain from
                                                                Consenting to

the program for financing and completing approximately $22,800,000 of improvements and modifying the lease to contain extension options to 2083, all as described in the Statement.

2.	Discretionary Refinancing Authority of the Agents

        CONSENT                                   WITHHOLD CONSENT

        ______  Consent to                        _______       Disapprove of
		   and Approve of
                                                  _______       Abstain from
                                                                Consenting to

giving present and successor Agents discretionary authority to refinance the Fee Mortgage for a principal amount not to exceed $40,000,000 plus refinancing costs, with an institutional lender, non-recourse, from time to time in the future, all as described in the Statement.

3.	Discretionary Lease Modification Authority of the Agents

        CONSENT                                   WITHHOLD CONSENT

        ______  Consent to                        _______       Disapprove of
                   and Approve of
                                                  _______       Abstain from
                                                                Consenting to
giving present and successor Agents discretionary authority to grant the Lessee lease extension options from time to time in the future for such consideration and on such terms as deemed appropriate by the Agents for the benefit of Associates, all as described in the Statement.

        THE AGENTS RECOMMEND YOUR CONSENT TO ALL FOREGOING ITEMS. A PARTICIPANT WHO ABSTAINS IS TREATED THE SAME AS A PARTICIPANT WHO
DOES NOT CONSENT.



Dated:  ______________________, 1999


                                        ___________________________
                                                Signature



            PLEASE SIGN, DATE AND PROMPTLY RETURN THIS CONSENT.
               ONCE GIVEN, CONSENT MAY NOT BE REVOKED.
        IF THIS FORM IS SIGNED, DATED AND RETURNED WITHOUT A CHOICE
         INDICATED, THE PARTICIPANT SIGNING SAME SHALL BE DEEMED
                        TO HAVE CONSENTED.

        [LETTERHEARD OF
        JACOBS EVALL & BLUMENFELD LLP]




        INDEPENDENT ACCOUNTANTS' REPORT



        To the participants in 60 East 42nd St. Associates (a Partnership):


        We have audited the accompanying balance sheet of 60 East 42nd St. Associates ("Associates") as of December 31, 1998, and the related statements of income, partners' capital (deficit) and cash flows for the year then ended. These financial statements are the responsibility of Associates' management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Associates as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


					Jacobs Evall & Blumenfeld LLP
					Certified Public Accountants
					420 Lexington Avenue
					New York, N. Y. 10170

        January 29, 1999



                        60 EAST 42ND ST. ASSOCIATES

                                BALANCE SHEET

                             DECEMBER 31, 1998





        Assets
        Cash in Fleet Bank                                      $       677
        Cash in distribution account held
          by Wien & Malkin LLP                                        87,202
                                                                      87,879

	Real estate at 60 East 42nd Street and
	 301 Madison Avenue, New York City:
             Buildings                                           $16,960,000
                 Less:  Accumulated depreciation    16,960,000         -
             Building improvements                   1,574,135
                 Less:  Accumulated depreciation     1,574,135         -
                Land                                               7,240,000

        Mortgage refinancing costs                    249,522
                 Less: Accumulated amortization       105,009        144,513

                                Total assets                     $ 7,472,392



Liabilities and partners' capital (deficit)
	Liabilities:
                First mortgage                                   $12,020,814

        Partners' capital (deficit)                               (4,548,422)


           Total liabilities and partners' capital (deficit)     $ 7,472,392









             See accompanying notes to financial statements.



                   60 EAST 42ND ST. ASSOCIATES

                       STATEMENT OF INCOME

                YEAR ENDED DECEMBER 31, 1998




        Income:
           Basic rent income                                     $1,087,842
           Additional rent income                                 2,583,451

                  Total income                                    3,671,293


        Expenses:
           Interest on first mortgage                  $1,063,842
           Supervisory services                           183,506
           Amortization of mortgage refinancing costs      24,776
           Professional fees                                8,393

                  Total expenses                                  1,280,517


        Net income                                               $2,390,776



















          See accompanying notes to financial statements.


                     60 EAST 42ND ST. ASSOCIATES

              STATEMENT OF PARTNERS' CAPITAL (DEFICIT)

                    YEAR ENDED DECEMBER 31, 1998







    Partners' capital (deficit), January 1, 1998            $(4,523,646)

	Add, Net income for the year ended
          December 31, 1998                                   2,390,776

                                                             (2,132,870)

	Less, Distributions:
            Monthly distributions, January 1,
             1998 through December 31, 1998       $1,046,420


            Distribution on November 30, 1998 of
             balance of additional rent for the
             lease year ended September 30, 1998   1,369,132
                                                              2,415,552


                  Partners' capital (deficit),
                   December 31, 1998                        $(4,548,422)













        See accompanying notes to financial statements.



                       60 EAST 42ND ST. ASSOCIATES

                       STATEMENT OF CASH FLOWS

                       YEAR ENDED DECEMBER 31, 1998



        Cash flows from operating activities

	Net income                                             	 $ 2,390,776

	Adjustments to reconcile net income to
	 cash provided by operating activities:

             Amortization of mortgage refinancing costs              24,776

               Net cash provided by operating activities          2,415,552


        Cash flows from financing activities

                Monthly distributions to participants           (1,046,420)

	Distribution on November 30, 1998 of
	 balance of additional rent for the
         lease year ended September 30, 1998                    (1,369,132)

               Net cash used in financing activities            (2,415,552)


        Net change in cash                                             -

        Cash at beginning of year                                   87,879

               Cash at end of year                            $     87,879


        Supplemental disclosure of cash flows information

        Cash paid in 1998 for:

               Interest                                       $  1,063,842







	See accompanying notes to financial statements.


                       60 EAST 42ND ST. ASSOCIATES

                      NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1998

        1. Business Activity

	60 East 42nd St. Associates ("Associates") is a general partnership which owns commercial property at 60 East 42nd Street and 301 Madison Avenue, New York, N.Y. The property is net leased to Lincoln Building Associates.

        2. Summary of Significant Accounting Policies

             Use of estimates

             In preparing financial statements in conformity with generally accepted accounting principles, management often makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

             Land, buildings, building improvements and depreciation:

             Land, buildings and building improvements are stated at cost. Depreciation was provided on the straight-line method over the estimated useful life of the buildings, 26 years from October 1, 1958, and the estimated useful life of the building improvements, 20 years, 5 months from May 1, 1964. The buildings and building improvements are fully depreciated.

             Mortgage refinancing costs and amortization:

             Mortgage refinancing costs of $249,522, incurred in connection with the October 6, 1994 refinancing of the first mortgage, are being amortized ratably over the term of the mortgage, from October 6, 1994 through October 31, 2004.

        3.   First Mortgage Payable

	On October 6, 1994, a first mortgage was placed on the property with Morgan Guaranty Trust Company of New York, as trustee of a pension
        trust, in the amount of $12,020,814.   The first mortgage requires
        constant equal monthly payments totalling $1,063,842 per annum for interest only, at the rate of 8.85% per annum, and matures on October 31, 2004. The real estate is pledged as collateral for the first mortgage.



                        60 EAST 42ND ST. ASSOCIATES

                NOTES TO FINANCIAL STATEMENTS (Continued)



        3. First Mortgage Payable (continued)

	Required principal payments on the first mortgage are as follows:

               1999 through 2003                              - 0 -
               October 31, 2004                         $12,020,814



        4. Rent Income and Related Party Transactions

	On January 4, 1982, Lincoln Building Associates (the lessee) exercised its option to renew the lease for an additional period of 25 years, and the lease period now extends through September
        30, 2008. The lease includes an option to renew for one additional period of 25 years through September 30, 2033.

	Effective October 6, 1994, the lease, as modified, provides for annual basic rent of $1,087,842, which is equal to the sum of $1,063,842, the constant annual mortgage charges, plus $24,000.
        In the event of a mortgage refinancing, unless there is an increase in the mortgage balance, the annual basic rent will be modified and will be equal to the sum of $24,000 plus an amount equal to the revised mortgage charges. In the event that such mortgage refinancing results in an increase in the amount of outstanding principal balance of the mortgage, the basic rent shall be equal to $24,000 plus an amount equal to the product of the new debt service percentage rate under the refinanced mortgage multiplied by the principal balance of the mortgage immediately prior to the refinancing.



	The lease, as modified, also provides for additional rent, as follows:

             1. Additional rent equal to the first $1,053,800 of the lessee's net operating income, as defined, in each lease year.

             2. Further additional rent equal to 50% of the lessee's remaining net operating income, as defined, in each lease year.

	For the lease year ended September 30, 1998,the lessee reported additional rent of $2,583,451 based on an operating profit of $4,113,103 subject to additional rent.

	Additional rent is billed to and advanced by the lessee in equal monthly installments of $87,817. While it is not practicable to estimate that portion of additional rent for the lease year ending on the ensuing September 30th which would be allocable to the current three month period ending December 31st, Associates' policy is to include in its income each year the advances of additional rent income received from October 1st to December 31st.

	No other additional rent is accrued by Associates for the period between the end of the lessee's lease year ending September 30th and the end of Associates' fiscal year ending December 31st.

        A partner in Associates is also a partner in the lessee.



                        60 EAST 42ND ST. ASSOCIATES

                NOTES TO FINANCIAL STATEMENTS (Continued)




        5. Supervisory Services and Related Party Transactions

           Payments for supervisory services, including disbursements and cost of accounting services, are made to the firm of Wien & Malkin LLP. A member of that firm is a partner in Associates.



        6. Professional Fees and Related Party Transactions

           Payments for professional fees, including disbursements, are made to the firm of Wien & Malkin LLP, a related party.



        7. Income Taxes

           Net income is computed without regard to income tax expense since Associates does not pay a tax on its income; instead, any such taxes are paid by the participants in their individual capacities.




        8. Concentration of Credit Risk

           Associates maintains cash balances in a bank and in a distribution account held by Wien & Malkin LLP. The bank balance is insured by the Federal Deposit Insurance Corporation up to $100,000, and at December 31, 1998 was completely insured. The distribution account held by Wien & Malkin LLP is not insured. The funds held in the distribution account were paid to the participants on January 1, 1999.










[LETTERHEARD OF
 JACOBS EVALL & BLUMENFELD LLP
 CERTIFIED PUBLIC ACCOUNTANTS]






                        INDEPENDENT ACCOUNTANTS' REPORT




To the participants in 60 East 42nd St. Associates (a Partnership):

We have audited the accompanying balance sheet of 60 East 42nd St. Associates ("Associates") as of December 31, 1997, and the related statements of income, partners' capital (deficit) and cash flows for the year then ended. These financial statements are the responsibility of Associates' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Associates as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


					Jacobs Evall & Blumenfeld LLP
					Certified Public Accountants
					420 Lexington Avenue
					New York, N. Y. 10170

January 31, 1998



                         60 EAST 42ND ST. ASSOCIATES

                                BALANCE SHEET

                              DECEMBER 31, 1997




Assets
    Cash in Fleet Bank                                      $       677
    Cash in distribution account held
       by Wien & Malkin LLP                                      87,202

                                                                 87,879

    Real estate at 60 East 42nd Street and
       301 Madison Avenue, New York City:
           Buildings                          $16,960,000
              Less:  Accumulated depreciation  16,960,000           -
           Building improvements                1,574,135
              Less:  Accumulated depreciation   1,574,135           -
           Land                                               7,240,000

    Mortgage refinancing costs                    249,522
              Less: Accumulated amortization       80,233       169,289

                    Total assets                            $ 7,497,168



Liabilities and partners' capital (deficit)
       Liabilities:
           First mortgage                                   $12,020,814

    Partners' capital (deficit)                              (4,523,646)


        Total liabilities and partners' capital (deficit)   $ 7,497,168






            See accompanying notes to financial statements.



                        60 EAST 42ND ST. ASSOCIATES

                           STATEMENT OF INCOME

                        YEAR ENDED DECEMBER 31, 1997




Income:
        Basic rent income                               $1,087,842
	Additional rent income				 3,163,880

                 Total income                            4,251,722


Expenses:
        Interest on first mortgage           $1,063,842
        Supervisory services                    237,634
	Amortization of mortgage
           refinancing costs                     24,776
        Professional fees                        47,545

                Total expenses                           1,373,797


Net income                                              $2,877,925





















	See accompanying notes to financial statements.


                      60 EAST 42ND ST. ASSOCIATES

               STATEMENT OF PARTNERS' CAPITAL (DEFICIT)

                     YEAR ENDED DECEMBER 31, 1997







Partners' capital (deficit), January 1, 1997                  $(4,498,870)


	Add, Net income for the year ended
         December 31, 1997                                      2,877,925

                                                               (1,620,945)

	Less, Distributions:
            Monthly distributions, January 1,
             1997 through December 31, 1997        $1,046,420


            Distribution on December 2, 1997 of
             balance of additional rent for the
             lease year ended September 30, 1997    1,856,281
                                                                2,902,701


                Partners' capital (deficit),
                       December 31, 1997                      $(4,523,646)














	See accompanying notes to financial statements.


                         60 EAST 42ND ST. ASSOCIATES

                          STATEMENT OF CASH FLOWS

                        YEAR ENDED DECEMBER 31, 1997



Cash flows from operating activities

        Net income                                              $ 2,877,925

	Adjustments to reconcile net income to
	 cash provided by operating activities:

                Amortization of mortgage refinancing costs           24,776
                      Net cash provided by operating activities	  2,902,701

Cash flows from financing activities

        Monthly distributions to participants                    (1,046,420)

	Distribution on December 2, 1997 of
	 balance of additional rent for the
         lease year ended September 30, 1997                     (1,856,281)

                        Net cash used in financing activities    (2,902,701)


Net change in cash                                                      -

Cash at beginning of year                                            87,879

				Cash at end of year		$    87,879


Supplemental disclosure of cash flows information

	Cash paid in 1997 for:

                Interest                                        $ 1,063,842




               See accompanying notes to financial statements.



                          60 EAST 42ND ST. ASSOCIATES

                         NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


1.	Business Activity

	60 East 42nd St. Associates ("Associates") is a general partnership which owns commercial property at 60 East 42nd Street and 301 Madison Avenue, New York, N.Y. The property is net leased to Lincoln Building Associates.



2.	Summary of Significant Accounting Policies

         Use of estimates

         In preparing financial statements in conformity with generally accepted accounting principles, management often makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Land, buildings, building improvements and depreciation:

         Land, buildings and building improvements are stated at cost. Depreciation was provided on the straight-line method over the estimated useful life of the buildings, 26 years from October 1, 1958, and the estimated useful life of the building improvements, 20 years, 5 months from May 1, 1964. The buildings and building improvements are fully depreciated.

         Mortgage refinancing costs and amortization:

         Mortgage refinancing costs of $249,522, incurred in connection with the October 6, 1994 refinancing of the first mortgage, are being amortized ratably over the term of the mortgage, from October 6, 1994 through October 31, 2004.



3.	First Mortgage Payable

	On October 6, 1994, a first mortgage was placed on the property with Morgan Guaranty Trust Company of New York, as trustee of a pension trust, in the amount of $12,020,814. The first mortgage requires constant equal monthly payments



                           60 EAST 42ND ST. ASSOCIATES

                     NOTES TO FINANCIAL STATEMENTS (Continued)



3.	First Mortgage Payable (continued)

	totalling $1,063,842 per annum for interest only, at the rate of 8.85% per annum, and matures on October 31, 2004. The real estate is pledged as collateral for the first mortgage.

	Required principal payments on the first mortgage are as follows:

                  1998 through 2003                              - 0 -
                  October 31, 2004                         $12,020,814



4.	Rent Income and Related Party Transactions

	On January 4, 1982, Lincoln Building Associates (the lessee) exercised its option to renew the lease for an additional period of 25 years, and the lease period now extends through September 30, 2008. The lease includes an option to renew for one additional period of 25 years through September 30, 2033.

	Effective October 6, 1994, the lease as modified provides for annual basic rent of $1,087,842, which is equal to the sum of $1,063,842, the constant annual mortgage charges, plus $24,000. In the event of a mortgage refinancing, unless there is an increase in the mortgage balance, the annual basic rent will be modified and will be equal to the sum of $24,000 plus an amount equal to the revised mortgage charges. In the event that such mortgage refinancing results in an increase in the amount of outstanding principal balance of the mortgage, the basic rent shall be equal to $24,000 plus an amount equal to the product of the new debt service percentage rate under the refinanced mortgage multiplied by the principal balance of the mortgage immediately prior to the refinancing.



	The lease, as modified, also provides for additional rent, as follows:

           1. Additional rent equal to the first $1,053,800 of the lessee's net operating income, as defined, in each lease year.

           2. Further additional rent equal to 50% of the lessee's remaining net operating income, as defined, in each lease year.


                              60 EAST 42ND ST. ASSOCIATES

                        NOTES TO FINANCIAL STATEMENTS (Continued)



4.	Rent Income and Related Party Transactions (continued)

	For the lease year ended September 30, 1997, there was additional rent of $3,163,880 based on an operating profit of $5,273,959 subject to additional rent.

	Additional rent is billed to and advanced by the lessee in equal monthly installments of $87,817. While it is not practicable to estimate that portion of additional rent of the lease year ending on the ensuing September 30th which would be allocable to the current three month period ending December 31st, Associates' policy is to include in its income each year the advances of additional rent income received from October 1st to December 31st.

	No other additional rent is accrued by Associates for the period between the end of the lessee's lease year ending September 30th and the end of Associates' fiscal year ending December 31st.

	A partner in Associates is also a partner in the lessee.



5.	Supervisory Services and Related Party Transactions

	Payments for supervisory services, including disbursements and cost of accounting services, are made to the firm of Wien & Malkin LLP. Some members of that firm are partners in Associates.



6.	Professional Fees and Related Party Transactions

	Payments for professional fees, including disbursements, are made to the firm of Wien & Malkin LLP, a related party.



7.	Income Taxes

	Net income is computed without regard to income tax expense since Associates does not pay a tax on its income; instead, any such taxes are paid by the participants in their individual capacities.


                           60 EAST 42ND ST. ASSOCIATES

                     NOTES TO FINANCIAL STATEMENTS (Continued)



8.	Concentration of Credit Risk

	Associates maintains cash balances in a bank and in a distribution account held by Wien & Malkin LLP. The bank balance is insured by the Federal Deposit Insurance Corporation up to $100,000, and at December 31, 1997 was completely insured. The distribution account held by Wien & Malkin LLP is not insured. The funds held in the distribution account were paid to the participants on January 1, 1998.



[LETTERHEAD OF
 JACOBS EVALL & BLUMENFELD
 CERTIFIED PUBLIC ACCOUNTANTS]



                INDEPENDENT ACCOUNTANTS' REPORT




To the participants in 60 East 42nd St. Associates (a Partnership):



We have audited the accompanying balance sheet of 60 East 42nd St. Associates ("Associates") as of December 31, 1996, and the related statements of income, partners' capital (deficit) and cash flows for the year then ended. These financial statements are the responsibility of Associates' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Associates as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                       Jacobs Evall & Blumenfeld LLP
                       Certified Public Accountants
                       420 Lexington Avenue
                       New York, N. Y. 10170

January 23, 1997



                           60 EAST 42ND ST. ASSOCIATES

                                   BALANCE SHEET

                                 DECEMBER 31, 1996





Assets
Cash in Fleet Bank                                           $       677
Cash in distribution account held
 by Wien, Malkin & Bettex LLP                                     87,202

                                                                  87,879

Real estate at 60 East 42nd Street and
 301 Madison Avenue, New York City:
   Buildings                                   $16,960,000
     Less:  Accumulated depreciation            16,960,000             -
   Building improvements                         1,574,135
     Less:  Accumulated depreciation             1,574,135             -
   Land                                                        7,240,000

Mortgage refinancing costs                         249,522
    Less: Accumulated amortization                  55,457        194,065

         Total assets                                         $ 7,521,944



Liabilities and partners' capital (deficit)
 Liabilities:
    First mortgage                                            $12,020,814

 Partners' capital (deficit)                                   (4,498,870)


         Total liabilities and partners' capital (deficit)    $ 7,521,944









                 See accompanying notes to financial statements.


                           60 EAST 42ND ST. ASSOCIATES

                               STATEMENT OF INCOME

                           YEAR ENDED DECEMBER 31, 1996




Income:
 Basic rent income                                              $1,087,842
 Additional rent income                                          3,105,275

         Total income                                            4,193,117


Expenses:
 Interest on first mortgage                     $1,063,842
 Supervisory services                                              236,528
 Amortization of mortgage refinancing costs         24,776

         Total expenses                                          1,325,146


Net income                                                      $2,867,971























                 See accompanying notes to financial statements.


                           60 EAST 42ND ST. ASSOCIATES

                    STATEMENT OF PARTNERS' CAPITAL (DEFICIT)

                          YEAR ENDED DECEMBER 31, 1996







Partners' capital (deficit), January 1, 1996                  $(4,474,094)

 Add, Net income for the year ended
  December 31, 1996                                             2,867,971

                                                               (1,606,123)

 Less, Distributions:
    Monthly distributions, January 1,
     1996 through December 31, 1996             $1,046,420


    Distribution on November 30, 1996 of
     balance of additional rent for the
     lease year ended September 30, 1996         1,846,327
                                                                2,892,747


         Partners' capital (deficit),
          December 31, 1996                                   $(4,498,870)





















                 See accompanying notes to financial statements.

                           60 EAST 42ND ST. ASSOCIATES

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1996



Cash flows from operating activities

 Net income                                                   $ 2,867,971

 Adjustments to reconcile net income to
  cash provided by operating activities:

    Amortization of mortgage refinancing costs                     24,776

         Net cash provided by operating activities              2,892,747


Cash flows from financing activities

 Monthly distributions to participants                         (1,046,420)

 Distribution on November 30, 1996 of
  balance of additional rent for the
  lease year ended September 30, 1996                          (1,846,327)

         Net cash used in financing activities                 (2,892,747)


Net change in cash                                                     -

Cash at beginning of year                                          87,879

         Cash at end of year                                  $    87,879


Supplemental disclosure of cash flows information

 Cash paid in 1996 for:

    Interest                                                  $ 1,063,842






                 See accompanying notes to financial statements.


                           60 EAST 42ND ST. ASSOCIATES

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1996




1.  Business Activity

    60 East 42nd St. Associates ("Associates") is a general partnership which owns commercial property at 60 East 42nd Street and 301 Madison Avenue, New York, N.Y. The property is net leased to Lincoln Building Associates.



2.  Summary of Significant Accounting Policies

      Use of estimates

      In preparing financial statements in conformity with generally accepted accounting principles, management often makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Land, buildings, building improvements and depreciation:

      Land, buildings and building improvements are stated at cost. Depreciation was provided on the straight-line method over the estimated useful life of the buildings, 26 years from October 1, 1958, and the estimated useful life of the building improvements, 20 years, 5 months from May 1, 1964. The buildings and building improvements are fully depreciated.

      Mortgage refinancing costs and amortization:

      Mortgage refinancing costs of $249,522, incurred in connection with the October 6, 1994 refinancing of the first mortgage, are being amortized ratably over the term of the mortgage, from October 6, 1994 through October 31, 2004.



3.  First Mortgage Payable

    On October 6, 1994, a first mortgage was placed on the property with Morgan Guaranty Trust Company of New York, as trustee of a pension trust, in the amount of $12,020,814. The first mortgage requires constant equal monthly payments



                           60 EAST 42ND ST. ASSOCIATES

                    NOTES TO FINANCIAL STATEMENTS (Continued)




3.  First Mortgage Payable (continued)

    totalling $1,063,842 per annum for interest only, at the rate of 8.85% per annum,and matures on October 31, 2004. The real estate is pledged as collateral for the first mortgage.

    Required principal payments on the first mortgage are as follows:

            1996 through 2003                    - 0 -
            October 31, 2004               $12,020,814



4.  Rent Income and Related Party Transactions

    On January 4, 1982, Lincoln Building Associates exercised its option to renew the lease for an additional period of 25 years, and the lease period now extends through September 30, 2008. The lease includes an option to renew for one additional period of 25 years through September 30, 2033.

    Effective April 1, 1979, the lease was modified to provide for annual basic rent of $1,255,194 through September 30, 1983, and any renewal term of the lease, or until such time that the first mortgage was refinanced. In the event of such mortgage refinancing, unless there is an increase in the mortgage balance, the annual basic rent will be modified and will be equal to the sum of $24,000 plus an amount equal to the revised mortgage charges. In the event that such mortgage refinancing results in an increase in the amount of outstanding principal balance of the mortgage, the basic rent shall be equal to $24,000 plus an amount equal to the product of the new debt service percentage rate under the refinanced mortgage multiplied by the principal balance of the mortgage immediately prior to the refinancing.

    Effective October 6, 1994, the annual basic rent is $1,087,842, which is equal to the sum of $1,063,842, the constant annual mortgage charges, plus $24,000.

    The lease, as modified, also provides for additional rent, as follows:

         1. Additional rent equal to the first $1,053,800 of the lessee's net operating income, as defined, in each lease year.

         2. Further additional rent equal to 50% of the lessee's remaining net operating income, as defined, in each lease year.



                            60 EAST 42ND ST. ASSOCIATES

                    NOTES TO FINANCIAL STATEMENTS (Continued)



4.  Rent Income and Related Party Transactions (continued)

    For the lease year ended September 30, 1996, there was additional rent of $3,105,275 based on an operating profit of $5,156,749 subject to additional rent.

    Additional rent is billed to and advanced by the lessee in equal monthly installments of $87,817. While it is not practicable to estimate that portion of additional rent of the lease year ending on the ensuing September 30th which would be allocable to the current three month period ending December 31st, Associates' policy is to include in its income each year the advances of additional rent income received from October 1st to December 31st.

    No other additional rent is accrued by Associates for the period between the end of the lessee's lease year ending September 30th and the end of Associates' fiscal year ending December 31st.

    A partner in Associates is also a partner in the lessee.



5.  Supervisory Services and Related Party Transactions

    Payments for supervisory services, including disbursements and cost of accounting services, are made to the firm of Wien, Malkin & Bettex LLP. Some members of that firm are partners in Associates.



6.  Income Taxes

    Net income is computed without regard to income tax expense since Associates does not pay a tax on its income; instead, any such taxes are paid by the participants in their individual capacities.



7.  Concentration of Credit Risk

    Associates maintains cash balances in a bank and in a distribution account held by Wien, Malkin & Bettex LLP. The bank balance is insured by the Federal Deposit Insurance Corporation up to $100,000, and at December 31, 1996 was completely insured. The distribution account held by Wien, Malkin & Bettex LLP is not insured. The funds held in the distribution account were paid to the participants on January 1, 1997.


[

LETTERHEARD OF BROWN HARRIS STEVENS]




                FAIRNESS OPINION INVOLVING:


                 THE LINCOLN BUILDING
                 60 EAST 42ND STREET
                 NEW YORK, NEW YORK





                          PREPARED FOR:

                        WIEN & MALKIN LLP
                       60 EAST 42ND STREET
                     NEW YORK, NEW YORK  10165

                 ATTENTION:  PETER L. MALKIN, ESQ.




                          PREPARED BY:

                      BROWN HARRIS STEVENS
                   APPRAISAL & CONSULTING, LLC
                      770 LEXINGTON AVENUE
                    NEW YORK, NEW YORK  10021





                        TABLE OF CONTENTS

ITEM                                                         PAGE

Summary of Report ................................................ 1
Capital Improvement Program; Financing............................ 2
Summary of Analyses Completed..................................... 4
Definitions; Discount Rates....................................... 4
Property Description.............................................. 4
Grand Central Area................................................ 5
Terms of the Master Lease and Proposed Lease Extension............ 6
Historical Financial Results...................................... 7
Base Case Scenario - Assuming The Capital Improvement Program
  and No Lease Extension.......................................... 7
Proposed Scenario - Assuming The Capital Improvement Program Is
  Undertaken and the Lease Extension Granted .....................11
Summary of Comparison ............................................15



ADDENDUM

Justification for Discount Rates
Legal Description
Current Ownership and Recent History
Lease Summary
Exhibit A - Building Improvement Program
Certification
Limiting and Contingent Conitions













                        SUMMARY OF REPORT

                      THE LINCOLN BUILDING
                      60 EAST 42ND STREET
                       NEW YORK, NEW YORK

PROPERTY
DESCRIPTION:		A 55-story building containing
                        approximately 1,093,000 square feet of
                        office space and 23,000 square feet of
                        retail space.

LOCATION:               Occupies the south side of 42nd Street
                        thru-block to 41st Street forming a "T"
                        shape with frontage on Madison Avenue.

PROPERTY
IDENTIFICATION:		Block 1276, Lot 42

INTERESTS VALUED:       Fairness Opinion comparing present value of
                        cash flows and reversion accruing to both the lessor and the lessee if (a) the proposed
                        Capital Improvement Program is implemented with financing of substantially all of the total budgeted Capital Improvement amount of approximately $22.8 million and (b) the 50 year Lease Extension is provided
                        (2033 through 2083), all as compared
                        with the present value of the cash flows and reversion assuming no Capital
                        Improvement Program and no Lease Extension.

DATE OF VALUE:		June 25, 1999

OWNERSHIP:		Leasehold Estate:	Lincoln Building Associates
                        Leased Fee Estate:      60 East 42nd Street
Associates

CONCLUSION:

In summary, we have concluded that undertaking the Capital Improvement
Program and granting the Lease Extension Option with debt financing of substantially all of the capital improvement budget amount of approximately $22,800,000 will result in a positive benefit to the lessor and to the lessee. We believe the Capital Improvement Program with the Lease Extension is fair to both the lessor and the lessee.






Wien & Malkin LLP
60 East 42nd Street
New York, New York  10165-0015

Attention:  Peter L. Malkin, Esq.


June 25, 1999


RE:	The Lincoln Building
	60 East 42nd Street
 	New York, New York

Ladies and Gentlemen:

In accordance with your request, this report serves as a fairness opinion to both the lessor and lessee at 60 East 42nd Street regarding the proposed Capital Improvement Program (attached as Exhibit A) and a
50 year Lease Extension from October 1, 2033 to September 30, 2083 on the same terms as the existing lease. For both the lessor and the lessee, the projected cash flows and any applicable lessor reversion with the Capital Improvement Program and the Lease Extension are compared with the cash flows and any applicable lessor reversion without the Capital Improvement Program and the Lease Extension.
We conclude that the Capital Improvement Program with the Lease
Extension is fair to both the lessor and the lessee.

We understand that this report may be utilized by partners and participants in the lessor and lessee in deciding whether to undertake the Improvement Program and the Lease Extension.

CAPITAL IMPROVEMENT PROGRAM; FINANCING
The Capital Improvement Program totals approximately $22.8 million and is included as Exhibit A in the addendum of this report. The major components of the program include the following:

- Replacement of approximately 4,900 windows throughout the building with energy efficient thermal pane modern windows;
- Modernization of the building's elevator system, including a new intercom system;
- Twenty seven new elevator cabs;

                        -2-


- Installation of New Marketing and Conference Centers and an upgrade of the Law Library;
- Public Corridor and Elevator Lobby upgrade;
- Roof & parapet replacement;
- Facade restoration;
- Water riser replacement;
- Installation of a lobby concierge desk with new card key and security system; and
- New Public Bathrooms.

It is our opinion that with these improvements, the Lincoln Building will be able to compete more successfully with newer and improved properties, in terms of obtaining new tenants, keeping its existing tenant base, and enhancing its rent levels.

We believe it is reasonable to assume that at least 80% of such budget is for capital or special items beyond the normal repairs and maintenance required under the lease. If only 80% of the proposed improvement budget were held to constitute capital or special items beyond lease requirements, the remaining 20% of the budget would be required to be performed as an operating expense. Any resulting increase or decrease in any year in base case expenses for such required items (whether funded from debt financing or cash flow) would not change our conclusions herein, because our basic conclusions derive solely from the incremental impact of discretionary expenditures.

We assumed that substantially all of the Capital Improvement Budget was funded with debt financing, and completed within two to three years. To the extent that any portion of such budget is deemed to be required under the lease, we believe it is beneficial to both the lessor and the lessee that such portion be included in the debt financing for the Capital Improvement Program, because this will spread the costs of all work over the term of the debt, will permit the continuing payment of overage rent distributions, and will enhance the net present value of the income streams for both the lessor and lessee.

We understand that, under the lessee's proposal to the lessor, the Capital Improvement Program and the related debt financing will be undertaken by the lessee only if the Lease Extension is granted by the lessor. In the absence of debt financing, the application of lessee's operating revenues to pay for such improvements would extend the completion of the project for years and would likely eliminate or greatly reduce overage rent to the lessor in those years.

                           -3-

SUMMARY OF ANALYSES COMPLETED
A brief description of each step undertaken in completing our analysis is as follows:

1. Inspected the property and reviewed the Proposed Budget for Capital Improvements as provided by Wien & Malkin LLP and attached as Exhibit A hereto.

2. Conducted a brief overview of the Midtown Manhattan Grand Central office market.

3. Reviewed the terms of the master lease between the lessor and lessee as well as the terms of the proposed Lease Extension.

4. Analyzed the property's historical financial statements for the past 15 years (1983-1998) in order to determine average growth rates in income, expenses, cash flow, and net operating income.

5. Prepared a cash flow analysis which sets forth the projected property cash flows attributable to both the lessor and the lessee assuming no Capital Improvement Program and no Lease Extension, with the current lease expiring in 2033 and 100% ownership of the property reverting to the lessor as of that date. This cash flow represents the base case scenario and is utilized for comparison purposes to determine whether undertaking the Capital Improvement Program and granting the Lease Extension are beneficial to both the lessee and the lessor.

6. Prepared a cash flow analysis which sets forth the projected property cash flows attributable to both the lessor and the lessee assuming that the proposed Capital Improvement Program is undertaken and the Lease Extension is granted to 2083.

DEFINITIONS; DISCOUNT RATES
Net operating income is defined as the income prior to payment of capital items. Cash flow is defined as the income subsequent to payment of capital items.

We have used capitalization and discount rates for the different cash flows and positions as described in the Addendum.

For the purpose of our analysis, no value has been attributed to the existing or increased basic rent, because such rent is applied in full solely to pay mortgage debt service and annual supervisory fees.

PROPERTY DESCRIPTION
The Lincoln Building, identified as 60 East 42nd Street, is located on the south side of East 42nd Street forming a T-shape with frontages on both East 41st Street and Madison Avenue. It is located directly across 42nd

                                -4-
Street from Grand Central Terminal. The building was constructed in 1930 and is 55 stories in height. It possesses approximately 1,093,000 square feet of office space and 23,000 square feet of retail space and is currently approximately 97% occupied.

The building has recently undergone certain capital improvements including the restoration of the lobby and its ceiling and the lower 42nd Street facade and entryway.

GRAND CENTRAL AREA
The property is located within the heart of the Grand Central area of Midtown Manhattan, across 42nd Street from Grand Central Terminal.
The Grand Central area lies between Lexington and Madison Avenues and from 45th to 41st Streets. It is anchored by Grand Central Terminal which is located on the southwest side of the super-block bounded by Vanderbilt and Lexington Avenues and 42nd and 45th Streets. The block is also improved with the Grand Hyatt Hotel to the east of Grand Central, the Graybar Building and 420 Lexington Avenue to the northeast, and the MetLife Building to the north.

Grand Central Terminal, which gives the area its name, is nearing completion of its more than $200 million renovation. The three year project included a "top to bottom" restoration with new escalators, new
HVAC, new entrances, and new retail to help defray the cost of the project. The three objectives of the restoration are to restore the historic fabric of the building, to modernize the terminal as a railroad station, and to make the terminal a destination point for retail and restaurants. Upon completion, the terminal will have 120 stores with retail and commercial space totaling 160,000 square feet. Included in this retail space is the "Grand Central Market", consisting of vendors selling fresh vegetables, breads and cheeses. The renovation of Grand Central Terminal is representative of the continued renewed interest in the submarket.

According to the year-end 1998 Commercial Market Report - New
York, prepared by Insignia/ESG, the Midtown Manhattan office market further tightened in 1998 with a total leasing activity of 17.8 million square feet. Its overall availability rate decreased to 8.1% as of year-end 1998 from 9.1% as of year-end 1997. Average asking rents in Midtown rose 22% in 1998 to $43.66 per square foot as of year-end. Six of Midtown Manhattan's eight submarkets registered single-digit availability rates at year's end. However, the Grand Central submarket was the only submarket to post negative net absorption for 1998 with the return of 930,000 square feet. Its reported availability rate as of year-end increased to 14.1%. However, it also recorded the biggest increase in average asking rents with a 30% increase during 1998 from year-end
1997. It also reported 3.5 million square feet of total leasing activity, representing the second highest among all Midtown submarkets in 1998.

The large increase in rental rates for the Grand Central submarket was due, in part, to the reinvestment in and repositioning of existing office properties to high-end product, including the Chrysler Building, the French Building, the Helmsley Building, and 685 Third Avenue. It is our opinion that the capital renovation program planned for the Lincoln Building will result in a similar repositioning and ability to attract new, higher-quality tenants and retain existing tenants, and increase rental levels.

TERMS OF THE MASTER LEASE AND PROPOSED LEASE
EXTENSION
The Lincoln Building is net leased by the fee owner, 60 East 42nd Street Associates, as the lessor, to Lincoln Building Associates, as the lessee, until September 30, 2033. The lessee pays a net basic rent plus a primary additional rent and a secondary additional rent or overage rent of 50%
of net cash flow to the lessor. The basic net rent is currently $1,087,843 per annum (for payment of mortgage debt service and fixed annual supervisory fees), and primary and secondary additional rents are payable as follows:

- Primary additional rent is equal to the first $1,053,800 of the lessee's income, as defined, in each lease year.

- Overage rent or secondary additional rent is equal to 50% of the lessee's remaining income, as defined, in each lease year.

Proposed Lease Extensions
In the Capital Improvement Program and Lease Extension, as per the proposed agreement, the terms of the existing master lease will remain the same so that (a) the net basic rent will increase to include debt service on the increased mortgage financing for the improvements and
(b) the lessee's primary additional rent will remain at $1,053,800.

The Capital Improvement Program, budgeted at a total of approximately $22.8 million, is proposed to be undertaken by the lessee via financing of substantially all the proposed costs through increasing the fee mortgage financing on the building. The mortgage will be without recourse to the lessor or the lessee. Once work is commenced, the cost of the capital improvements will be financed over two to three years.

The payments for the capital improvement program will consist of debt service on an estimated $22,000,000 increase in the existing
$12,000,000 fee mortgage. The mortgage increase is payable at an estimated 7.5% interest rate with a 25-year amortization schedule through successive maturities in 2004 (the maturity of the current mortgage) and 2009 (assuming an initial five-year extension of the mortgage upon such maturity). The resulting annual debt service on this mortgage increase is $1,950,937. Thereafter the debt increase is assumed to be refinanced at a fully amortizing forty year loan at an interest rate of 8.5%. The annual debt service on this mortgage increase beginning in 2009 is therefore estimated at $1,542,827 payable through 2048. This annual cost is deducted in determining the lessee and lessor cash flows.

In computing overage rent, the financing cost (interest and principal) on the capital improvements will be deducted as paid from the lessee's income. The lessor will contribute indirectly via the reduced overage rent payable to it. In this way, the lessor and lessee each will contribute 50% of this capital cost.

HISTORICAL FINANCIAL RESULTS
As previously mentioned, we have analyzed the property's historical financial statements for the past 15 years (1983 -1998). We determined that the property's cash flow prior to payments for basic rent, primary additional rent and overage rent, increased at an average annual rate of approximately 2.0% per annum. The past 15 year period is a good representation of a full market cycle; and it is our opinion that the average annual increase is indicative of possible future average annual increases assuming the property continues to be operated in its current condition, except that the absence of any capital improvement over an extended period of time could cause such rate of annual increase to fall to zero or negative.

During that same 15-year period, the annual average rate of inflation
(CPI Index) for all urban consumers in New York and northeastern New
Jersey was 5.07%.  The buildings' income therefore increased below inflation during that period. We have considered the lower expected inflation rates and growth in office employment in light of the strength of the subject building and location. Grand Central Terminal provides an unassailable anchor for the area. The building's neighborhood and occupants provide for a diverse tenancy without reliance on any one
industry.   Considering all these factors, for the purpose of this analysis, we have assumed a continuing 2% increase each year through 2033, even in the absence of capital improvements.

After discussions with supervisory staff and research and analysis of the current market for office space within this market, we have projected an appropriate estimate of the property's cash flow for 1999 at $8,900,000.

BASE CASE SCENARIO - ASSUMING NO CAPITAL
IMPROVEMENT PROGRAM AND NO LEASE EXTENSION
Utilizing the assumptions previously discussed in regard to first year cash flow and projected annual growth rates, we have prepared a cash flow analysis which sets forth the projected property cash flows attributable to both the lessor and the lessee assuming no Capital Improvement Program is undertaken and no Lease Extension is granted.
Upon expiration of the current lease in 2033, 100% ownership of the property reverts to the lessor. This cash flow represents the current base case scenario for comparison to determine whether the Capital
Improvement Program and Lease Extension are beneficial to both the lessee and lessor.

The Lessor's Cash Flows are set forth as follows:

Primary Additional Rent - As per the lease terms in-place, primary additional rent is payable each year throughout the term of the lease in the amount of the first $1,053,800 of the lessee's income, as defined. This amount represents a stable and predictable cash flow with little risk. We have therefore chosen to discount these annual cash flows to present value at the rates of 8% and 9% per annum. The total present value of the primary additional rent cash flows from 1999 through 2033 is estimated to range from $12,195,573 to $11,057,333.

Overage Rent - As per the lease terms in-place, overage rent or secondary additional rent is equal to 50% of the lessee's remaining income, as defined, in each year. This amount is based upon our projections of total cash flow and is not a stated or guaranteed amount. This annual amount has been discounted to present value at a much higher rate than primary additional rent, as it is payable after both basic rent and primary additional rent resulting in more risk associated with its estimated collection. We have therefore applied discount rates of 13% and 14% to each year's projected overage rent amount.
The total present value of the overage rent cash flows from 1999 through 2033 is estimated to range from $28,088,231 to $25,880,930.

Fee Value of Property - We have also estimated the fee simple value of the property as of 2033, when the total property will revert to the lessor. The property's estimated total net operating income without deduction of any rental obligations or overrides as of 2033 was capitalized into value at the appropriate rate and discounted to present value. We capitalized the projected 2033 net operating income of $20,067,519 (i.e., $17,450,017 cash flow plus 15% for estimated capital expenses) by the capitalization rate of 10.75% (less 4.5% of the resulting total for selling expenses) and discounted it to present value at rates of 13% and 14%. The resulting present value of the fee simple interest in the property as of 2033 is estimated to range from $2,473,677 to $1,817,267.

Lessor's Total Cash Flows - The present value of the lessor's total cash flows is as follows:

Lessor's Cash Flows

Rent                Low Rates   Present Value      High Rates   Present Value
Primary Add'l Rent        8%    $12,195,573              9%     $11,057,333
Overage Rent             13%    $28,088,231             14%     $25,880,930
Fee Simple Value
 As of 2033              13%    $ 2,473,677            14%     $ 1,817,267
        TOTAL:                  $42,757,481              	$38,755,530

The cash flows are set forth on a page following this discussion.

The Lessee's Cash Flows are set forth as follows:

Remaining Cash Flow - The lessee's annual cash flows are equal to the remaining cash flow which is available after payment of all three forms of rent and as well as payment of the overrides to both Wien & Malkin LLP and Helmsley Spear, Inc., which are annual lessee responsibilities. This amount is also based upon our projections and is not a stated or guaranteed amount. We have therefore applied a discount rate which reflects increased risk associated with collection of this rent and have applied discount rates of 13.5% and 14.5% to each year's projected overage rental amount. This annual amount has been discounted to present value at a slightly higher rate than the lessor's overage rent given the fact that we are valuing a leasehold position which possesses more risk as ownership of the real estate eventually reverts to the lessor. The total present value of the lessee's cash flows from 1999 through 2033 is estimated to range from $24,535,860 to $22,672,446.

Lessee's Total Cash Flows - The present value of the lessee's cash flows is as follows:

Lessee's Cash Flows

Rent                Low Rates   Present Value     High Rates    Present Value
Remaining Cash Flow     13.5%   $24,535,860          14.5% 	$22,672,446
                TOTAL:          $24,535,860              	$22,672,446


The cash flows are set forth on a page following this discussion.







                                -9-

                                                                                      02-Jul-99
                             Lincoln Building
Projected Operations Assuming No Lease Extension or Capital Improvement Program

                                                           Overage Rent:
                                                   Total       Total
                 Cash        Basic     Primary     Base     Base Profit
  Year           Flow         Rent   Additional   Profit    Split 50/50

  1999          8,900,000   1,087,843  1,053,800   6,6758,357   3,379,179
  2000    2.0%  9,078,000   1,087,843  1,053,800   6,936,357    3,468,179
  2001    2.0%  9,259,560   1,087,843  1,053,800   7,117,917    3,558,959
  2002    2.0%  9,444,751   1,087,843  1,053,800   7,303,108    3,651,554
  2003    2.0%  9,633,646   1,087,843  1,053,800   7,492,003    3,746,002
  2004    2.0%  9,826,319   1,087,843  1,053,800   7,684,676    3,842,338
  2005    2.0% 10,022,846   1,087,843  1,053,800   7,881,203    3,940,601
  2006    2.0% 10,223,302   1,087,843  1,053,800   8,081,659    4,040,830
  2007    2.0% 10,427,768   1,087,843  1,053,800   8,286,125    4,143,063
  2008    2.0% 10,636,324   1,087,843  1,053,800   8,494,681    4,247,340
  2009    2.0% 10,849,050   1,087,843  1,053,800   8,707,407    4,353,704
  2010    2.0% 11,066,031   1,087,843  1,053,800   8,924,388    4,462,194
  2011    2.0% 11,287,352   1,087,843  1,053,800   9,145,709    4,572,854
  2012    2.0% 11,513,099   1,087,843  1,053,800   9,371,456    4,685,728
  2013    2.0% 11,743,361   1,087,843  1,053,800   9,601,718    4,800,859
  2014    2.0% 11,978,228   1,087,843  1,053,800   9,836,585    4,918,293
  2015    2.0% 12,217,793   1,087,843  1,053,800  10,076,150    5,038,075
  2016    2.0% 12,462,149   1,087,843  1,053,800  10,320,506    5,160,253
  2017    2.0% 12,711,392   1,087,843  1,053,800  10,569,749    5,284,874
  2018    2.0% 12,965,619   1,087,843  1,053,800  10,823,976    5,411,988
  2019    2.0% 13,224,932   1,087,843  1,053,800  11,083,289    5,541,644
  2020    2.0% 13,489,430   1,087,843  1,053,800  11,347,787    5,673,894
  2021    2.0% 13,759,219   1,087,843  1,053,800  11,617,576    5,808,788
  2022    2.0% 14,034,403   1,087,843  1,053,800  11,892,760    5,946,380
  2023    2.0% 14,315,092   1,087,843  1,053,800  12,173,449    6,086,724
  2024    2.0% 14,601,393   1,087,843  1,053,800  12,459,750    6,229,875
  2025    2.0% 14,893,421   1,087,843  1,053,800  12,751,778    6,375,889
  2026    2.0% 15,191,290   1,087,843  1,053,800  13,049,647    6,524,823
  2027    2.0% 15,495,115   1,087,843  1,053,800  13,353,472    6,676,736
  2028    2.0% 15,805,018   1,087,843  1,053,800  13,663,375    6,831,687
  2029    2.0% 16,121,118   1,087,843  1,053,800  13,979,475    6,989,738
  2030    2.0% 16,443,540   1,087,843  1,053,800  14,301,897    7,150,949
  2031    2.0% 16,772,411   1,087,843  1,053,800  14,630,768    7,315,384
  2032    2.0% 17,107,859   1,087,843  1,053,800  14,966,216    7,483,108
  2033    2.0% 17,450,017   1,087,843  1,053,800  15,308,374    7,654,187

  TOTAL       444,950,851  38,074,505 36,883,000 369,993,346





                                        Lessor Group
                          Total     Lessor      Lessor        Lessor     Fee Value 2033
               Group     W&M LLP  Net Primary  Net Profit  Base + Overage NOI Cap Rate
 Year          Total     Override *Additional ReSplit 50/50     Rent           10.75%

 1999         4,432,979    345,298   1,046,420  3,041,261   4,087,681             0
 2000  2.0%   4,521,979    354,198   1,046,420  3,121,361   4,167,781             0
 2001  2.0%   4,612,759    363,276   1,046,420  3,203,063   4,249,483             0
 2002  2.0%   4,705,354    372,535   1,046,420  3,286,399   4,332,819             0
 2003  2.0%   4,799,802    381,980   1,046,420  3,371,401   4,417,821             0
 2004  2.0%   4,896,138    391,614   1,046,420  3,458,104   4,504,524             0
 2005  2.0%   4,994,401    401,440   1,046,420  3,546,541   4,592,961             0
 2006  2.0%   5,094,630    411,463   1,046,420  3,636,747   4,683,167             0
 2007  2.0%   5,196,863    421,686   1,046,420  3,728,756   4,775,176             0
 2008  2.0%   5,301,140    432,114   1,046,420  3,822,606   4,869,026             0
 2009  2.0%   5,407,504    442,750   1,046,420  3,918,333   4,964,753             0
 2010  2.0%   5,515,994    453,599   1,046,420  4,015,975   5,062,395             0
 2011  2.0%   5,626,654    464,665   1,046,420  4,115,569   5,161,989             0
 2012  2.0%   5,739,528    475,953   1,046,420  4,217,155   5,263,575             0
 2013  2.0%   5,854,659    487,466   1,046,420  4,320,773   5,367,193             0
 2014  2.0%   5,972,093    499,209   1,046,420  4,426,463   5,472,883             0
 2015  2.0%   6,091,875    511,187   1,046,420  4,534,267   5,580,687             0
 2016  2.0%   6,214,053    523,405   1,046,420  4,644,228   5,690,648             0
 2017  2.0%   6,338,674    535,867   1,046,420  4,756,387   5,802,807             0
 2018  2.0%   6,465,788    548,579   1,046,420  4,870,789   5,917,209             0
 2019  2.0%   6,595,444    561,544   1,046,420  4,987,480   6,033,900             0
 2020  2.0%   6,727,694    574,769   1,046,420  5,106,504   6,152,924             0
 2021  2.0%   6,862,588    588,259   1,046,420  5,227,909   6,274,329             0
 2022  2.0%   7,000,180    602,018   1,046,420  5,351,742   6,398,162             0
 2023  2.0%   7,140,524    616,052   1,046,420  5,478,052   6,524,472             0
 2024  2.0%   7,283,675    630,368   1,046,420  5,606,888   6,653,308             0
 2025  2.0%   7,429,689    644,969   1,046,420  5,738,300   6,784,720             0
 2026  2.0%   7,578,623    659,862   1,046,420  5,872,341   6,918,761             0
 2027  2.0%   7,730,536    675,054   1,046,420  6,009,063   7,055,483             0
 2028  2.0%   7,885,487    690,549   1,046,420  6,148,519   7,194,939             0
 2029  2.0%   8,043,538    706,354   1,046,420  6,290,764   7,337,184             0
 2030  2.0%   8,204,749    722,475   1,046,420  6,435,854   7,482,274             0
 2031  2.0%   8,369,184    738,918   1,046,420  6,583,846   7,630,266             0
 2032  2.0%   8,536,908    755,691   1,046,420  6,734,797   7,781,217             0
 2033  2.0%   8,707,987    772,799   1,046,420  6,888,768   7,935,188   178,274,240
                                                                        **
 TOTAL      221,879,673 18,757,967  36,624,700            203,121,706   178,274,240




                             Lessee Group
                       Wien & Malkin   Helmsley
                   Group         LLP         Spear        Lessee
     Year          Total      Override *   Override *     Profit

     1999            3,379,179     297,918     297,918   2,783,343
     2000   2.0%     3,468,179     306,818     306,818   2,854,543
     2001   2.0%     3,558,959     315,896     315,896   2,927,167
     2002   2.0%     3,651,554     325,155     325,155   3,001,243
     2003   2.0%     3,746,002     334,600     334,600   3,076,801
     2004   2.0%     3,842,338     344,234     344,234   3,153,870
     2005   2.0%     3,940,601     354,060     354,060   3,232,481
     2006   2.0%     4,040,830     364,083     364,083   3,312,664
     2007   2.0%     4,143,063     374,306     374,306   3,394,450
     2008   2.0%     4,247,340     384,734     384,734   3,477,872
     2009   2.0%     4,353,704     395,370     395,370   3,562,963
     2010   2.0%     4,462,194     406,219     406,219   3,649,755
     2011   2.0%     4,572,854     417,285     417,285   3,738,284
     2012   2.0%     4,685,728     428,573     428,573   3,828,582
     2013   2.0%     4,800,859     440,086     440,086   3,920,687
     2014   2.0%     4,918,293     451,829     451,829   4,014,634
     2015   2.0%     5,038,075     463,807     463,807   4,110,460
     2016   2.0%     5,160,253     476,025     476,025   4,208,202
     2017   2.0%     5,284,874     488,487     488,487   4,307,899
     2018   2.0%     5,411,988     501,199     501,199   4,409,591
     2019   2.0%     5,541,644     514,164     514,164   4,513,316
     2020   2.0%     5,673,894     527,389     527,389   4,619,115
     2021   2.0%     5,808,788     540,879     540,879   4,727,030
     2022   2.0%     5,946,380     554,638     554,638   4,837,104
     2023   2.0%     6,086,724     568,672     568,672   4,949,379
     2024   2.0%     6,229,875     582,988     582,988   5,063,900
     2025   2.0%     6,375,889     597,589     597,589   5,180,711
     2026   2.0%     6,524,823     612,482     612,482   5,299,859
     2027   2.0%     6,676,736     627,674     627,674   5,421,389
     2028   2.0%     6,831,687     643,169     643,169   5,545,350
     2029   2.0%     6,989,738     658,974     658,974   5,671,790
     2030   2.0%     7,150,949     675,095     675,095   5,800,759
     2031   2.0%     7,315,384     691,538     691,538   5,932,307
     2032   2.0%     7,483,108     708,311     708,311   6,066,487
     2033   2.0%     7,654,187     725,419     725,419   6,203,349

    TOTAL          184,996,673  17,099,667  17,099,667 150,797,338



                                      Lower             Higher
                                    Discount            Discount
 Present Values                      Rates         PV    Rates         PV
      Lessor
        Primary Additional Rent       8.0%  12,195,573     9.0%  11,057,333
        Overage Rent                 13.0%  28,088,231    14.0%  25,880,930
        Fee Value 2033               13.0%   2,473,677    14.0%   1,817,267
         Total                              42,757,481           38,755,530

      Lessee                         13.5%  24,535,860    14.5%  22,672,446


* Override payments have been computed in accord with the related information in the Addendum.

** Fee value has been computed by applying a 10.75% capitalization rate to the projected net operating income in 2033 for the entire property. Such NOI was computed as cash flow in 2033, plus 15% as an estimate of capitalized expenses. Additionally, a selling expense equal to 4.5% of the capitalized value has been deducted to reflect necessary selling costs. Such price reflects an absence of capital improvements for more than 30 years as projected.



CHECK:
Lessor Group Total   221,879,673  Total Base Profit            369,993,346
Lessee Group Total   184,996,673  Primary Additional Rent       36,883,000
  Combined           406,876,346     Combined                  406,876,346

PROPOSED SCENARIO - ASSUMING THE CAPITAL IMPROVEMENT PROGRAM IS UNDERTAKEN AND THE LEASE EXTENSION IS GRANTED
Utilizing the assumptions previously discussed in regard to first year cash flow, we have prepared a cash flow analysis which sets forth the projected property cash flows attributable to both the lessor and the lessee assuming the Capital Improvement Program is undertaken and the Lease Extension is granted through 2083. This cash flow has been compared with the previously presented base case scenario to determine whether the Capital Improvement Program and the Lease Extension are beneficial to both the lessee and lessor at substantially all of the budgeted capital improvement amount.

The completion of this program results in a decreased cash flow due to the additional expenses for the program and concurrently a projected increase in cash flow due to the ability to increase rental rates and retain more tenants upon lease expiration. It is our opinion that undertaking the Capital Improvement Program will result in the property's ability to obtain higher rental rates and could potentially result in operating cost savings, in property maintenance with an increasing positive effect to the property's cash flow. Other office buildings within the Grand Central District which have been renovated to a high degree have been able to increase their obtainable base rents substantially. It is our opinion that the proposed renovation program will have the same effect for the Lincoln Building. We have therefore projected that, if the Capital Improvement Program is undertaken, the property's cash flow will increase in the first 10 years by higher annual rates than if the property is not renovated. After the first 10 years, we have assumed that the cash flow will increase at an average annual rate of 2%. The rates are applied as follows:

		Years			Annual Increase
                1999                    ($8,900,0000 - existing cash flow)
		2000			4%
		2001			5%
		2002			6%
                2003-05                 7%
		2006			6%
		2007			5%
		2008			4%
		2009			3%
		2010-2083		2%

The cost of the Capital Improvement Program has been deducted from the estimated cash flow in this scenario. The cash flow payments for the Capital Improvement Program will consist of debt service on an estimated $22,000,000 increase in the existing $12,000,000 fee mortgage, with such increase payable at an estimated 7.5% interest rate with a 25-year amortization schedule through successive maturities in 2004 and 2009, and a resulting annual debt service amount on such increase of $1,950,937. Thereafter this debt increase is assumed to be refinanced as a fully amortizing forty year loan at an interest rate of 8.5%. The annual debt service on such increase beginning in 2009 is therefore estimated at $1,542,827 payable through 2048. This annual debt service cost is deducted as an expense in determining the lessee and lessor cash flows.

The Lessor's Cash Flows are set forth as follows:

Primary Additional Rent - As per the lease terms in-place, primary additional rent is payable each year throughout the term of the lease in the amount of the first $1,053,800 of the lessee's income, as defined. This amount represents a stable and predictable cash flow with little risk, and the safety and permanence of this cash flow is substantially enhanced by the Capital Improvement Program.
 We have therefore chosen to discount these annual cash flows to present value at the rates of 7.5% and 8.5% per annum. The total present value of the primary additional rent cash flows from 1999 through 2083 is estimated to range from $13,922,418 to $12,298,835.

Overage Rent - As per the lease terms in-place, overage rent or secondary additional rent is equal to 50% of the lessee's remaining income, as defined, in each year. This amount is based upon our projections of total cash flow as well and is not a stated or guaranteed amount. This annual amount has been discounted to present value at a higher rate than primary additional rent, as it is payable after both basic rent and primary additional rent resulting in more risk associated with its estimated collection. However, we believe that the Capital Improvement Program enhances the probability of such collection, so we have chosen to apply discount rates of 12.5% and 13.5% to each year's projected overage rent amount. The total present value of the overage rent cash flows from 1999 through 2083 is estimated to range from $32,817,994 to $29,405,052.

Fee Value of Property - We have also estimated the fee simple value of the subject property as of 2083, when the total property will revert to the lessor. The property's estimated total net operating income without deduction of any rental obligations or overrides as of 2083 was capitalized into value at the appropriate rate and discounted to present value. We capitalized the projected 2083 net operating income of $74,911,091 (i.e., $65,140,079 cash flow plus
15% for estimated capital expenses) by the capitalization rate of 10.75% (less 4.5% of the resulting total for selling expenses) and discounted it, as adjusted for the completion of the Capital Improvement Program, to present value at rates of 12.5% and 13.5%. The resulting present value of the fee simple interest in the subject property as of 2083 is estimated to range from $29,866 to $14,076.

Lessor's Total Cash Flows - The present value of the lessor's total cash flows is as follows:

Lessor's Cash Flows

Rent                Low Rates   Present Value   High Rates      Present Value
Primary Add'l Rent       7.5%   $13,922,418      8.5%           $12,298,835
Overage Rent            12.5%   $32,817,994     13.5%           $29,405,052
Fee Simple Value
 As of 2083             12.5%   $    29,866     13.5%           $    14,076
        TOTAL:                  $46,770,278                     $41,717,963


The cash flows are set forth on a page following this discussion.

The Lessee's Cash Flows are set forth as follows:

Remaining Cash Flow - The lessee's annual cash flows are equal to the remaining cash flow which is available after payment of all three forms of rent and as well as payment of the overrides to both Wien & Malkin LLP and Helmsley Spear, Inc., which are annual lessee responsibilities. This amount is also based upon our projections of total net operating income as well and is not a stated or guaranteed amount. We have therefore applied a discount rate which reflects the increased risk associated with collection of this rent, as adjusted for the completion of the Capital Improvement Program, and have applied discount rates of 13% and 14% to each year's projected overage rental amount. This annual amount has been discounted to present value at a slightly higher rate than the lessor's overage rent given the fact that we are valuing a leasehold position which possesses more risk as ownership of the real estate eventually reverts to the lessor. The total present value of the overage rent cash flows from 1999 through 2083 is estimated to range from $28,195,385 to $25,397,124.

Lessee's Total Cash Flows - The present value of the lessee's cash flows is as follows:

Lessee's Cash Flows

Rent                 Low Rates  Present Value   High Rates      Present Value
Remaining Cash Flow     13%      $28,195,385     14%            $25,397,124
                TOTAL:           $28,195,385                    $25,397,124


The cash flows are set forth on a page following this discussion.


                                -13-

                             Lincoln Building
Projected Operations Assuming Lease Extension and Capital Improvement Program
         100% of Capital Budget is Assumed to be Special Improvements
                           Base Rent:                                         Overage Rent:
                          Increase from Pre-Existing                 Total        Total
                 Cash      New Capital    Basic       Primary        Base       Base Profit
 Year            Flow     Improvements     Rent      Add'l Rent     Profit      Split 50/50
 1999           8,900,000    1,950,937   1,087,843    1,053,800     4,807,420     2,403,710
 2000   4.0%    9,256,000    1,950,937   1,087,843    1,053,800     5,163,420     2,581,710
 2001   5.0%    9,718,800    1,950,937   1,087,843    1,053,800     5,626,220     2,813,110
 2002   6.0%   10,301,928    1,950,937   1,087,843    1,053,800     6,209,348     3,104,674
 2003   7.0%   11,023,063    1,950,937   1,087,843    1,053,800     6,930,483     3,465,242
 2004   7.0%   11,794,677    1,950,937   1,087,843    1,053,800     7,702,098     3,851,049
 2005   7.0%   12,620,305    1,950,937   1,087,843    1,053,800     8,527,725     4,263,863
 2006   6.0%   13,377,523    1,950,937   1,087,843    1,053,800     9,284,943     4,642,472
 2007   5.0%   14,046,399    1,950,937   1,087,843    1,053,800     9,953,820     4,976,910
 2008   4.0%   14,608,255    1,950,937   1,087,843    1,053,800    10,515,675     5,257,838
 2009   3.0%   15,046,503    1,542,827   1,087,843    1,053,800    11,362,032     5,681,016
 2010   2.0%   15,347,433    1,542,827   1,087,843    1,053,800    11,662,962     5,831,481
 2011   2.0%   15,654,382    1,542,827   1,087,843    1,053,800    11,969,911     5,984,956
 2012   2.0%   15,967,469    1,542,827   1,087,843    1,053,800    12,282,999     6,141,499
 2013   2.0%   16,286,819    1,542,827   1,087,843    1,053,800    12,602,348     6,301,174
 2014   2.0%   16,612,555    1,542,827   1,087,843    1,053,800    12,928,084     6,464,042
 2015   2.0%   16,944,806    1,542,827   1,087,843    1,053,800    13,260,336     6,630,168
 2016   2.0%   17,283,702    1,542,827   1,087,843    1,053,800    13,599,232     6,799,616
 2017   2.0%   17,629,376    1,542,827   1,087,843    1,053,800    13,944,906     6,972,453
 2018   2.0%   17,981,964    1,542,827   1,087,843    1,053,800    14,297,493     7,148,747
 2019   2.0%   18,341,603    1,542,827   1,087,843    1,053,800    14,657,133     7,328,566
 2020   2.0%   18,708,435    1,542,827   1,087,843    1,053,800    15,023,965     7,511,982
 2021   2.0%   19,082,604    1,542,827   1,087,843    1,053,800    15,398,133     7,699,067
 2022   2.0%   19,464,256    1,542,827   1,087,843    1,053,800    15,779,785     7,889,893
 2023   2.0%   19,853,541    1,542,827   1,087,843    1,053,800    16,169,071     8,084,535
 2024   2.0%   20,250,612    1,542,827   1,087,843    1,053,800    16,566,141     8,283,071
 2025   2.0%   20,655,624    1,542,827   1,087,843    1,053,800    16,971,154     8,485,577
 2026   2.0%   21,068,737    1,542,827   1,087,843    1,053,800    17,384,266     8,692,133
 2027   2.0%   21,490,111    1,542,827   1,087,843    1,053,800    17,805,641     8,902,820
 2028   2.0%   21,919,913    1,542,827   1,087,843    1,053,800    18,235,443     9,117,721
 2029   2.0%   22,358,312    1,542,827   1,087,843    1,053,800    18,673,841     9,336,921
 2030   2.0%   22,805,478    1,542,827   1,087,843    1,053,800    19,121,007     9,560,504
 2031   2.0%   23,261,588    1,542,827   1,087,843    1,053,800    19,577,117     9,788,559
 2032   2.0%   23,726,819    1,542,827   1,087,843    1,053,800    20,042,349    10,021,174
 2033   2.0%   24,201,356    1,542,827   1,087,843    1,053,800    20,516,885    10,258,443
 2034   2.0%   24,685,383    1,542,827   1,087,843    1,053,800    21,000,912    10,500,456
 2035   2.0%   25,179,090    1,542,827   1,087,843    1,053,800    21,494,620    10,747,310
 2036   2.0%   25,682,672    1,542,827   1,087,843    1,053,800    21,998,202    10,999,101
 2037   2.0%   26,196,326    1,542,827   1,087,843    1,053,800    22,511,855    11,255,928
 2038   2.0%   26,720,252    1,542,827   1,087,843    1,053,800    23,035,782    11,517,891
 2039   2.0%   27,254,657    1,542,827   1,087,843    1,053,800    23,570,187    11,785,093
 2040   2.0%   27,799,750    1,542,827   1,087,843    1,053,800    24,115,280    12,057,640
 2041   2.0%   28,355,745    1,542,827   1,087,843    1,053,800    24,671,275    12,335,637
 2042   2.0%   28,922,860    1,542,827   1,087,843    1,053,800    25,238,390    12,619,195
 2043   2.0%   29,501,317    1,542,827   1,087,843    1,053,800    25,816,847    12,908,424
 2044   2.0%   30,091,344    1,542,827   1,087,843    1,053,800    26,406,873    13,203,437
 2045   2.0%   30,693,171    1,542,827   1,087,843    1,053,800    27,008,700    13,504,350
 2046   2.0%   31,307,034    1,542,827   1,087,843    1,053,800    27,622,564    13,811,282
 2047   2.0%   31,933,175    1,542,827   1,087,843    1,053,800    28,248,704    14,124,352
 2048   2.0%   32,571,838    1,542,827   1,087,843    1,053,800    28,887,368    14,443,684
 2049   2.0%   33,223,275            0   1,087,843    1,053,800    31,081,632    15,540,816
 2050   2.0%   33,887,741            0   1,087,843    1,053,800    31,746,098    15,873,049
 2051   2.0%   34,565,495            0   1,087,843    1,053,800    32,423,852    16,211,926
 2052   2.0%   35,256,805            0   1,087,843    1,053,800    33,115,162    16,557,581
 2053   2.0%   35,961,941            0   1,087,843    1,053,800    33,820,298    16,910,149
 2054   2.0%   36,681,180            0   1,087,843    1,053,800    34,539,537    17,269,769
 2055   2.0%   37,414,804            0   1,087,843    1,053,800    35,273,161    17,636,580
 2056   2.0%   38,163,100            0   1,087,843    1,053,800    36,021,457    18,010,728
 2057   2.0%   38,926,362            0   1,087,843    1,053,800    36,784,719    18,392,359
 2058   2.0%   39,704,889            0   1,087,843    1,053,800    37,563,246    18,781,623
 2059   2.0%   40,498,987            0   1,087,843    1,053,800    38,357,344    19,178,672
 2060   2.0%   41,308,967            0   1,087,843    1,053,800    39,167,324    19,583,662
 2061   2.0%   42,135,146            0   1,087,843    1,053,800    39,993,503    19,996,752
 2062   2.0%   42,977,849            0   1,087,843    1,053,800    40,836,206    20,418,103
 2063   2.0%   43,837,406            0   1,087,843    1,053,800    41,695,763    20,847,881
 2064   2.0%   44,714,154            0   1,087,843    1,053,800    42,572,511    21,286,256
 2065   2.0%   45,608,437            0   1,087,843    1,053,800    43,466,794    21,733,397
 2066   2.0%   46,520,606            0   1,087,843    1,053,800    44,378,963    22,189,481
 2067   2.0%   47,451,018            0   1,087,843    1,053,800    45,309,375    22,654,687
 2068   2.0%   48,400,038            0   1,087,843    1,053,800    46,258,395    23,129,198
 2069   2.0%   49,368,039            0   1,087,843    1,053,800    47,226,396    23,613,198
 2070   2.0%   50,355,400            0   1,087,843    1,053,800    48,213,757    24,106,878
 2071   2.0%   51,362,508            0   1,087,843    1,053,800    49,220,865    24,610,432
 2072   2.0%   52,389,758            0   1,087,843    1,053,800    50,248,115    25,124,058
 2073   2.0%   53,437,553            0   1,087,843    1,053,800    51,295,910    25,647,955
 2074   2.0%   54,506,304            0   1,087,843    1,053,800    52,364,661    26,182,331
 2075   2.0%   55,596,430            0   1,087,843    1,053,800    53,454,787    26,727,394
 2076   2.0%   56,708,359            0   1,087,843    1,053,800    54,566,716    27,283,358
 2077   2.0%   57,842,526            0   1,087,843    1,053,800    55,700,883    27,850,442
 2078   2.0%   58,999,377            0   1,087,843    1,053,800    56,857,734    28,428,867
 2079   2.0%   60,179,364            0   1,087,843    1,053,800    58,037,721    29,018,861
 2080   2.0%   61,382,951            0   1,087,843    1,053,800    59,241,308    29,620,654
 2081   2.0%   62,610,611            0   1,087,843    1,053,800    60,468,968    30,234,484
 2082   2.0%   63,862,823            0   1,087,843    1,053,800    61,721,180    30,860,590
 2083   2.0%   65,140,079            0   1,087,843    1,053,800    62,998,436    31,499,218

TOTAL       2,685,465,846   81,222,466  92,466,655   89,573,000 2,422,203,725 1,211,101,863


                           Lessor Group
                                          Lessor      Lessor       Lessor       Fee Value
                Group         Total    Net Primary  Net Profit       Net         NOI 2083
 Year           Total      Override *   Add'l Rent Split 50/50      Total    Cap Rate 10.75%
 1999           3,457,510      247,751   1,046,420    2,163,339    3,209,759             0
 2000   4.0%    3,635,510      265,551   1,046,420    2,323,539    3,369,959             0
 2001   5.0%    3,866,910      288,691   1,046,420    2,531,799    3,578,219             0
 2002   6.0%    4,158,474      317,847   1,046,420    2,794,207    3,840,627             0
 2003   7.0%    4,519,042      353,904   1,046,420    3,118,717    4,165,137             0
 2004   7.0%    4,904,849      392,485   1,046,420    3,465,944    4,512,364             0
 2005   7.0%    5,317,663      433,766   1,046,420    3,837,476    4,883,896             0
 2006   6.0%    5,696,272      471,627   1,046,420    4,178,225    5,224,645             0
 2007   5.0%    6,030,710      505,071   1,046,420    4,479,219    5,525,639             0
 2008   4.0%    6,311,638      533,164   1,046,420    4,732,054    5,778,474             0
 2009   3.0%    6,734,816      575,482   1,046,420    5,112,915    6,159,335             0
 2010   2.0%    6,885,281      590,528   1,046,420    5,248,333    6,294,753             0
 2011   2.0%    7,038,756      605,876   1,046,420    5,386,460    6,432,880             0
 2012   2.0%    7,195,299      621,530   1,046,420    5,527,349    6,573,769             0
 2013   2.0%    7,354,974      637,497   1,046,420    5,671,057    6,717,477             0
 2014   2.0%    7,517,842      653,784   1,046,420    5,817,638    6,864,058             0
 2015   2.0%    7,683,968      670,397   1,046,420    5,967,151    7,013,571             0
 2016   2.0%    7,853,416      687,342   1,046,420    6,119,654    7,166,074             0
 2017   2.0%    8,026,253      704,625   1,046,420    6,275,208    7,321,628             0
 2018   2.0%    8,202,547      722,255   1,046,420    6,433,872    7,480,292             0
 2019   2.0%    8,382,366      740,237   1,046,420    6,595,710    7,642,130             0
 2020   2.0%    8,565,782      758,578   1,046,420    6,760,784    7,807,204             0
 2021   2.0%    8,752,867      777,287   1,046,420    6,929,160    7,975,580             0
 2022   2.0%    8,943,693      796,369   1,046,420    7,100,903    8,147,323             0
 2023   2.0%    9,138,335      815,834   1,046,420    7,276,082    8,322,502             0
 2024   2.0%    9,336,871      835,687   1,046,420    7,454,764    8,501,184             0
 2025   2.0%    9,539,377      855,938   1,046,420    7,637,019    8,683,439             0
 2026   2.0%    9,745,933      876,593   1,046,420    7,822,920    8,869,340             0
 2027   2.0%    9,956,620      897,662   1,046,420    8,012,538    9,058,958             0
 2028   2.0%   10,171,521      919,152   1,046,420    8,205,949    9,252,369             0
 2029   2.0%   10,390,721      941,072   1,046,420    8,403,229    9,449,649             0
 2030   2.0%   10,614,304      963,430   1,046,420    8,604,453    9,650,873             0
 2031   2.0%   10,842,359      986,236   1,046,420    8,809,703    9,856,123             0
 2032   2.0%   11,074,974    1,009,497   1,046,420    9,019,057   10,065,477             0
 2033   2.0%   11,312,243    1,033,224   1,046,420    9,232,598   10,279,018             0
 2034   2.0%   11,554,256    1,057,426   1,046,420    9,450,411   10,496,831             0
 2035   2.0%   11,801,110    1,082,111   1,046,420    9,672,579   10,718,999             0
 2036   2.0%   12,052,901    1,107,290   1,046,420    9,899,191   10,945,611             0
 2037   2.0%   12,309,728    1,132,973   1,046,420   10,130,335   11,176,755             0
 2038   2.0%   12,571,691    1,159,169   1,046,420   10,366,102   11,412,522             0
 2039   2.0%   12,838,893    1,185,889   1,046,420   10,606,584   11,653,004             0
 2040   2.0%   13,111,440    1,213,144   1,046,420   10,851,876   11,898,296             0
 2041   2.0%   13,389,437    1,240,944   1,046,420   11,102,074   12,148,494             0
 2042   2.0%   13,672,995    1,269,299   1,046,420   11,357,275   12,403,695             0
 2043   2.0%   13,962,224    1,298,222   1,046,420   11,617,581   12,664,001             0
 2044   2.0%   14,257,237    1,327,724   1,046,420   11,883,093   12,929,513             0
 2045   2.0%   14,558,150    1,357,815   1,046,420   12,153,915   13,200,335             0
 2046   2.0%   14,865,082    1,388,508   1,046,420   12,430,154   13,476,574             0
 2047   2.0%   15,178,152    1,419,815   1,046,420   12,711,917   13,758,337             0
 2048   2.0%   15,497,484    1,451,748   1,046,420   12,999,316   14,045,736             0
 2049   2.0%   16,594,616    1,561,462   1,046,420   13,986,734   15,033,154             0
 2050   2.0%   16,926,849    1,594,685   1,046,420   14,285,744   15,332,164             0
 2051   2.0%   17,265,726    1,628,573   1,046,420   14,590,734   15,637,154             0
 2052   2.0%   17,611,381    1,663,138   1,046,420   14,901,823   15,948,243             0
 2053   2.0%   17,963,949    1,698,395   1,046,420   15,219,134   16,265,554             0
 2054   2.0%   18,323,569    1,734,357   1,046,420   15,542,792   16,589,212             0
 2055   2.0%   18,690,380    1,771,038   1,046,420   15,872,922   16,919,342             0
 2056   2.0%   19,064,528    1,808,453   1,046,420   16,209,656   17,256,076             0
 2057   2.0%   19,446,159    1,846,616   1,046,420   16,553,124   17,599,544             0
 2058   2.0%   19,835,423    1,885,542   1,046,420   16,903,461   17,949,881             0
 2059   2.0%   20,232,472    1,925,247   1,046,420   17,260,805   18,307,225             0
 2060   2.0%   20,637,462    1,965,746   1,046,420   17,625,296   18,671,716             0
 2061   2.0%   21,050,552    2,007,055   1,046,420   17,997,076   19,043,496             0
 2062   2.0%   21,471,903    2,049,190   1,046,420   18,376,293   19,422,713             0
 2063   2.0%   21,901,681    2,092,168   1,046,420   18,763,093   19,809,513             0
 2064   2.0%   22,340,056    2,136,006   1,046,420   19,157,630   20,204,050             0
 2065   2.0%   22,787,197    2,180,720   1,046,420   19,560,057   20,606,477             0
 2066   2.0%   23,243,281    2,226,328   1,046,420   19,970,533   21,016,953             0
 2067   2.0%   23,708,487    2,272,849   1,046,420   20,389,219   21,435,639             0
 2068   2.0%   24,182,998    2,320,300   1,046,420   20,816,278   21,862,698             0
 2069   2.0%   24,666,998    2,368,700   1,046,420   21,251,878   22,298,298             0
 2070   2.0%   25,160,678    2,418,068   1,046,420   21,696,191   22,742,611             0
 2071   2.0%   25,664,232    2,468,423   1,046,420   22,149,389   23,195,809             0
 2072   2.0%   26,177,858    2,519,786   1,046,420   22,611,652   23,658,072             0
 2073   2.0%   26,701,755    2,572,176   1,046,420   23,083,160   24,129,580             0
 2074   2.0%   27,236,131    2,625,613   1,046,420   23,564,098   24,610,518             0
 2075   2.0%   27,781,194    2,680,119   1,046,420   24,054,654   25,101,074             0
 2076   2.0%   28,337,158    2,735,716   1,046,420   24,555,022   25,601,442             0
 2077   2.0%   28,904,242    2,792,424   1,046,420   25,065,397   26,111,817             0
 2078   2.0%   29,482,667    2,850,267   1,046,420   25,585,980   26,632,400             0
 2079   2.0%   30,072,661    2,909,266   1,046,420   26,116,975   27,163,395             0
 2080   2.0%   30,674,454    2,969,445   1,046,420   26,658,589   27,705,009             0
 2081   2.0%   31,288,284    3,030,828   1,046,420   27,211,035   28,257,455             0
 2082   2.0%   31,914,390    3,093,439   1,046,420   27,774,531   28,820,951             0
 2083   2.0%   32,553,018    3,157,302   1,046,420   28,349,296   29,395,716   665,489,227
                                                                                 **
 TOTAL      1,300,674,863  121,737,486  88,945,700 1,089,991,676 1,178,937,376

                               Lessee Group
                          Wien & Malkin  Helmsley
                Group          LLP        Spear       Lessee
 Year           Total      Override *   Override *    Profit
 1999           2,403,710      200,371     200,371    2,002,968
 2000   4.0%    2,581,710      218,171     218,171    2,145,368
 2001   5.0%    2,813,110      241,311     241,311    2,330,488
 2002   6.0%    3,104,674      270,467     270,467    2,563,739
 2003   7.0%    3,465,242      306,524     306,524    2,852,193
 2004   7.0%    3,851,049      345,105     345,105    3,160,839
 2005   7.0%    4,263,863      386,386     386,386    3,491,090
 2006   6.0%    4,642,472      424,247     424,247    3,793,977
 2007   5.0%    4,976,910      457,691     457,691    4,061,528
 2008   4.0%    5,257,838      485,784     485,784    4,286,270
 2009   3.0%    5,681,016      528,102     528,102    4,624,813
 2010   2.0%    5,831,481      543,148     543,148    4,745,185
 2011   2.0%    5,984,956      558,496     558,496    4,867,964
 2012   2.0%    6,141,499      574,150     574,150    4,993,199
 2013   2.0%    6,301,174      590,117     590,117    5,120,939
 2014   2.0%    6,464,042      606,404     606,404    5,251,234
 2015   2.0%    6,630,168      623,017     623,017    5,384,134
 2016   2.0%    6,799,616      639,962     639,962    5,519,693
 2017   2.0%    6,972,453      657,245     657,245    5,657,962
 2018   2.0%    7,148,747      674,875     674,875    5,798,997
 2019   2.0%    7,328,566      692,857     692,857    5,942,853
 2020   2.0%    7,511,982      711,198     711,198    6,089,586
 2021   2.0%    7,699,067      729,907     729,907    6,239,253
 2022   2.0%    7,889,893      748,989     748,989    6,391,914
 2023   2.0%    8,084,535      768,454     768,454    6,547,628
 2024   2.0%    8,283,071      788,307     788,307    6,706,457
 2025   2.0%    8,485,577      808,558     808,558    6,868,461
 2026   2.0%    8,692,133      829,213     829,213    7,033,706
 2027   2.0%    8,902,820      850,282     850,282    7,202,256
 2028   2.0%    9,117,721      871,772     871,772    7,374,177
 2029   2.0%    9,336,921      893,692     893,692    7,549,537
 2030   2.0%    9,560,504      916,050     916,050    7,728,403
 2031   2.0%    9,788,559      938,856     938,856    7,910,847
 2032   2.0%   10,021,174      962,117     962,117    8,096,940
 2033   2.0%   10,258,443      985,844     985,844    8,286,754
 2034   2.0%   10,500,456    1,010,046   1,010,046    8,480,365
 2035   2.0%   10,747,310    1,034,731   1,034,731    8,677,848
 2036   2.0%   10,999,101    1,059,910   1,059,910    8,879,281
 2037   2.0%   11,255,928    1,085,593   1,085,593    9,084,742
 2038   2.0%   11,517,891    1,111,789   1,111,789    9,294,313
 2039   2.0%   11,785,093    1,138,509   1,138,509    9,508,075
 2040   2.0%   12,057,640    1,165,764   1,165,764    9,726,112
 2041   2.0%   12,335,637    1,193,564   1,193,564    9,948,510
 2042   2.0%   12,619,195    1,221,919   1,221,919   10,175,356
 2043   2.0%   12,908,424    1,250,842   1,250,842   10,406,739
 2044   2.0%   13,203,437    1,280,344   1,280,344   10,642,749
 2045   2.0%   13,504,350    1,310,435   1,310,435   10,883,480
 2046   2.0%   13,811,282    1,341,128   1,341,128   11,129,025
 2047   2.0%   14,124,352    1,372,435   1,372,435   11,379,482
 2048   2.0%   14,443,684    1,404,368   1,404,368   11,634,947
 2049   2.0%   15,540,816    1,514,082   1,514,082   12,512,653
 2050   2.0%   15,873,049    1,547,305   1,547,305   12,778,439
 2051   2.0%   16,211,926    1,581,193   1,581,193   13,049,541
 2052   2.0%   16,557,581    1,615,758   1,615,758   13,326,065
 2053   2.0%   16,910,149    1,651,015   1,651,015   13,608,119
 2054   2.0%   17,269,769    1,686,977   1,686,977   13,895,815
 2055   2.0%   17,636,580    1,723,658   1,723,658   14,189,264
 2056   2.0%   18,010,728    1,761,073   1,761,073   14,488,583
 2057   2.0%   18,392,359    1,799,236   1,799,236   14,793,888
 2058   2.0%   18,781,623    1,838,162   1,838,162   15,105,298
 2059   2.0%   19,178,672    1,877,867   1,877,867   15,422,938
 2060   2.0%   19,583,662    1,918,366   1,918,366   15,746,929
 2061   2.0%   19,996,752    1,959,675   1,959,675   16,077,401
 2062   2.0%   20,418,103    2,001,810   2,001,810   16,414,482
 2063   2.0%   20,847,881    2,044,788   2,044,788   16,758,305
 2064   2.0%   21,286,256    2,088,626   2,088,626   17,109,004
 2065   2.0%   21,733,397    2,133,340   2,133,340   17,466,718
 2066   2.0%   22,189,481    2,178,948   2,178,948   17,831,585
 2067   2.0%   22,654,687    2,225,469   2,225,469   18,203,750
 2068   2.0%   23,129,198    2,272,920   2,272,920   18,583,358
 2069   2.0%   23,613,198    2,321,320   2,321,320   18,970,558
 2070   2.0%   24,106,878    2,370,688   2,370,688   19,365,503
 2071   2.0%   24,610,432    2,421,043   2,421,043   19,768,346
 2072   2.0%   25,124,058    2,472,406   2,472,406   20,179,246
 2073   2.0%   25,647,955    2,524,796   2,524,796   20,598,364
 2074   2.0%   26,182,331    2,578,233   2,578,233   21,025,865
 2075   2.0%   26,727,394    2,632,739   2,632,739   21,461,915
 2076   2.0%   27,283,358    2,688,336   2,688,336   21,906,686
 2077   2.0%   27,850,442    2,745,044   2,745,044   22,360,353
 2078   2.0%   28,428,867    2,802,887   2,802,887   22,823,093
 2079   2.0%   29,018,861    2,861,886   2,861,886   23,295,088
 2080   2.0%   29,620,654    2,922,065   2,922,065   23,776,523
 2081   2.0%   30,234,484    2,983,448   2,983,448   24,267,587
 2082   2.0%   30,860,590    3,046,059   3,046,059   24,768,472
 2083   2.0%   31,499,218    3,109,922   3,109,922   25,279,374

 TOTAL      1,211,101,863  117,710,186 117,710,186  975,681,490



                              Lower                   Higher
                            Discount                 Discount
 Present Values               Rates         PV         Rates         PV
   Lessor
    Primary Additional Rent   7.50% 13,922,418         8.50%  12,298,835
    Overage Rent             12.50% 32,817,994        13.50%  29,405,052
    Fee Value 2083           12.50%     29,866        13.50%      14,076
      Total                         46,770,278                41,717,963

   Lessee                    13.00% 28,195,385        14.00%  25,397,124


 * Override payments have been computed in accord with the related information in the Addendum.

** Fee Value has been computed by applying a 10.75% capitalization rate to the projected net operating income in 2083 for the entire property.
     Such NOI was computed as cash flow in 2083, plus 15% as an estimate of
     capitalized expenses.   Additionally, we have deducted a selling expense
     equal to 4.5% of the capitalized value to reflect necessary selling costs.

    CHECK:
    Lessor Group Total  1,300,674,863    Total Base Profit         2,422,203,725
    Lessee Group Total  1,211,101,863    Primary Additional Rent      89,573,000
      Combined          2,511,776,725      Combined                2,511,776,725

SUMMARY OF COMPARISON
Based upon our aforementioned analyses, we have determined that the Capital Improvement Program with the Lease Extension is beneficial to the lessor. As projected, the benefit to the lessor ranges from $4,012,797 to $2,962,433 depending upon discount rates applied.

The lessee is also anticipated to benefit from the Capital Improvement Program with Lease Extension. As projected, the benefit to the lessee ranges from $3,659,525 to $2,724,678 depending upon discount rates applied.

The following page sets forth in summary format a comparison of each scenario's cash flows.

                                Lincoln Building
                        Summary Comparison of Scenarios


                                                    Present Values at
                                                    Lower           Higher
                                                    Discount        Discount
                                                    Rates           Rates


    Lessor
      No Extension/Capital Improvement Program      $42,757,481    $38,755,530


     Extension and Capital Improvement Program
                                                     46,770,278     41,717,963
    $ Positive Change / Benefit                       4,012,797      2,962,433

    Lessee
      No Extension/Capital Improvement Program       24,535,860     22,672,446


     Extension and Capital Improvement Program
                                                     28,195,385     25,397,124
    $ Positive Change / Benefit                       3,659,525      2,724,678

In summary, we have concluded that undertaking the Capital Improvement Program and granting the Lease Extension Option with debt financing of substantially all of the capital improvement amount of approximately $22,800,000 will result in a positive benefit to the lessor and to the lessee. We believe the Capital Improvement Program with the Lease Extension is fair to both the lessor and lessee.


This report is subject to all the Limiting and Contingent Conditions attached hereto and made part hereof. We certify that to the best of our knowledge and belief the statements contained herein are true and correct. The reported analyses, opinions and conclusions are our unbiased professional analyses, opinions and conclusions. This report has been prepared in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. We have no present or contemplated future interest in the property and our compensation is not contingent on any action or event resulting from the conclusions in, or the use of, this report.

The State of New York conducts a licensing program for qualified appraisers under the auspices of the Department of State Division of Licensing Services. Sharon Locatell (#46000007350) has completed this licensing program and is a Certified General Appraiser.

The authentic copies of this report are bound in covers bearing the firm name of Brown Harris Stevens. Accordingly any copy of this letter is incomplete and ineffective if detached from the report, which contains the text, exhibits, and Addendum.

We trust this report will serve your purpose and that you will call upon us if there are any items in the report which require clarification.

Respectfully Submitted,





Sharon Locatell
Executive Director

[LETTERHEARD OF BROWN HARRIS STEVENS]








                                ADDENDUM


























JUSTIFICATION FOR DISCOUNT RATES
Real estate investors generally agree that discount rates fall within a broad range, depending upon numerous risk factors including the following:

1) Location - typically, the better the location, the lower the IRR. This factor is relevant for the subject property due to its favorable location-across the street from Grand Central Terminal;

2) Physical Characteristics of the Property - the newer the property, the higher the quality of materials and finishes, and the better the design and layout of the physical plant, the lower the IRR;

3) Degree of forecasted cash flow growth - the greater the growth forecasted, the higher the IRR;

4) Amount of Equity Investment Required - the greater the required equity investment, the higher the IRR;

5) The Interests being Appraised - leasehold interests, particularly those which involve a termination of the lease at or near the end of the projection period, require a higher IRR, except that when the leasehold includes operating control of the property, the increase in such IRR is moderated; and

6) Length of Projection Period - the longer the projection period, the higher the IRR.

Based on the above, the valuation of the cash flows accruing to the lessor and lessee via overage rent and remaining cash flow require an overall discount rate which lies at the mid-to-upper range of IRR's currently required for investment in Class A Manhattan office buildings.

According to the Peter F. Korpacz Investor Survey, fourth quarter, 1998, investors require overall IRR's ranging from 9.75% to 13% in Class A office buildings in Manhattan. The subject property represents a Class B office building in a Class A Manhattan location. As such, appropriate overall IRR's for use in our analyses fall in the mid-to-upper range of those reported for Class A properties located within Manhattan.






In valuing the separate cash flows, we have used discount rates ranging from 7.5% to 9% for the safest and most secure bond-type cash flow consisting of the primary rent paid to the lessor, which is very secure bond-type cash flow and would be made more secure by the Capital Improvement Program.
Therefore, we used higher-range bond-type IRR's of 8-9% to discount cash flow without the Capital Improvement Program and lower-range bond-type
IRR's of 7.5% to 8.5% to discount cash flow with the Capital Improvement
Program.

The discount rates we applied to the lessor's capitalized reversionary value, the lessor's overage rent, and the lessee's remaining cash flow range from 12.5% to 14.5% which reflect their increased risk over longer holding periods (with the lessee's remaining cash flow being at the slightly higher discount rates on account of the reduced safety and permanence in a leasehold position). We recognize that the Capital Improvement Program gives greater security in cash flow and any reversion, so we reduced by 0.5% the discount rates for overage rent and remaining cash flow and any lessor reversion with the Capital Improvement Program, as compared with the applicable discount rates for such cash flow and reversion without the Capital Improvement Program.

All the foregoing discount rates have been utilized to discount to present value the projected cash flows and reversion for each position in our analyses.




















LEGAL DESCRIPTION
ALL that certain lot, piece or parcel of land with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of Forty-Second Street distant one hundred and five feet westerly from the corner formed by the intersection of the southerly side of Forty-Second Street with the westerly side of Park Avenue; running thence southerly parallel with the westerly side of Park Avenue one hundred and ninety-seven feet six inches to the northerly side of Forty-First Street; running thence westerly along the northerly side of Forty-First Street one hundred seventy-nine feet nine inches; thence northerly parallel with the easterly side of Madison Avenue and part of the way through a party wall fifty-two feet; thence westerly parallel with the northerly side of Forty-First Street twenty feet three inches; thence southerly again parallel with the easterly side of Madison Avenue, twenty-seven feet; thence westerly again parallel with the northerly side of Forty-First Street and part of the way through a party wall one hundred feet to the easterly side of Madison Avenue; running thence northerly along the easterly side of Madison Avenue, seventy-three feet nine inches; thence easterly parallel with the southerly side of Forty-Second Street and part of the way through a party wall one hundred feet; thence northerly again parallel with the easterly side of Madison Avenue, twenty-four feet eight and one-quarter inches; thence easterly again parallel with the southerly side of Forty-Second Street, eighteen feet six inches; thence northerly again parallel with the easterly side of Madison Avenue seventy-four feet three-quarters of an inch to the southerly side of Forty-Second Street; thence easterly along the southerly side of Forty Second Street one hundred and eighty-one feet six inches to the point or place or beginning;

SAID PREMISES being known as and by the street numbers 60 East 42nd Street and 301 Madison Avenue;

TOGETHER with the benefits and subject to the burdens of light and air agreement and declaration made between Lincoln Building Corporation and Aetna Life Insurance Company, dated January 31, 1941 and recorded January 31, 1941 in Liber 4475 of Mortgages for New York County at
Page 437;

TOGETHER with all right, title and interest, if any, in and to the use of the name "Lincoln Building";

TOGETHER with all right, title and interest of the Landlord of, in and to any streets and roads in front of and adjoining said premises to the centre lines thereof;

TOGETHER with all fixtures, chattels and articles of personal property now or hereafter attached to or used in connection with said premises, and any and all replacements thereof and additions thereof.




CURRENT OWNERSHIP AND RECENT HISTORY
The subject property is currently owned in fee by an entity known as 60 East 42nd Street Associates (lessor), which is comprised of agent partners including Mr. Peter L. Malkin acting on behalf of a broad group of investors. It is net leased by an entity known as Lincoln Building Associates (lessee), which is comprised of principals including Mrs. Harry B. Helmsley, Mr. Peter L. Malkin, and others. There has been no transfer of ownership since the original lease was signed in 1958 and thereafter modified six times from 1964-1987.






LEASE SUMMARY
Original Date:			October 1, 1958

Modification Dates:             1/1/64, 1/1/77, 4/1/79, 4/1/81, 4/1/82 & 10/1/87

Landlord/Lessor
(Fee Owner):			60 EAST 42ND ST. ASSOCIATES

Tenant/Lessee:			LINCOLN BUILDING ASSOCIATES

Leased Premises:                60 East 42nd Street and 301 Madison
Avenue

Original Term:			25 Years;  Oct. 1, 1958 - Sept. 30, 1983

Renewal:                        2 terms of 25 yrs each

Current Basic Rent:             $1,087,843
Primary Rent:			$1,053,800

Overage Rent:			50% of any net income of lessee after payment of
                                basic and primary rent to lessor as
additional rent.
Operating Expenses:    		Tenant pays all

Real Estate Taxes:     		Tenant pays all

Assignment:                     Tenant allowed

Override Payments:              Pursuant to existing agreements, the lessor
                                pays Wien & Malkin LLP 10% of the lessor's annual cash distributions in excess of $980,000
                                (14% on its $7,000,000 cash investment), and the lessee pays each of Helmsley-Spear, Inc. and Wien & Malkin LLP 10% of the lessee's annual cash distributions in excess of $400,000.










                        CERTIFICATE OF VALUE

The undersigned, certifies that, to the best of our knowledge and belief:

1.	The statements of fact contained in this report are true and correct;

2.	The reported analyses, opinions and conclusions are limited only by the reported assumptions and limiting conditions and are our unbiased professional analyses, opinions and conclusions;

3.	Sharon Locatell personally inspected the subject property
        described in this report;

4.	We have no present or prospective interest in the subject property described in this report, and we have no personal bias with respect to the parties involved;

5.	Our compensation is not contingent on any action or event
        resulting from the analyses, opinions or conclusions in, or the use of, this report;

6.	This appraisal was not based on a requested minimum valuation, a specific valuation or the approval of a loan;

7.	Analyses, opinions and conclusions were developed, and this
        report has been prepared, in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute;

8.	The use of this report is subject to the requirements of the
        Appraisal Institute relating to review by its duly authorized representatives; and

9.	No one provided significant professional assistance to the persons signing the report.


____
Sharon Locatell
Executive Director







                         LIMITING AND CONTINGENT CONDITIONS


A.	This report is made for the client to which it is addressed and is to be used by said client only for the purpose stated in the report.
        No reliance is to be placed on this report for any other purpose.

B.	No responsibility is assumed for matters legal in character.  We render no opinion as to the title, but assume that it is marketable. The property is appraised as though free and clear of all liens and encumbrances, except as otherwise indicated. Management and ownership are presumed to be competent and responsible.

C.	No right to expert testimony, attendance in court, or publication is included with possession of this report.

D.	The appraiser has no present or contemplated future interest in the property.

E.	Rentals and other income have been supplied by Wien & Malkin
        LLP as supervisor of the lessor and lessee and have not been subject to independent verification, unless otherwise noted. Expenses are based either on data supplied by Wien & Malkin
        LLP as supervisor of the lessor and lessee or are the appraiser's own estimate. Other facts reported in the report are correct to the best of the appraiser's knowledge and belief.

F.	In order to obtain a fair evaluation of any report, it must be considered in its entirety, including the above limiting and contingent conditions.

G.	In the current market, real estate price levels for income
        producing properties are dictated by the present value of future expectations. Under the circumstances, appraisers must quantify market projections which are, by their character, imprecise. Property earnings and financial projections contained in our report represent our informed judgment as to present and anticipated market trends. Any cash flow analysis implemented for valuation purposes represents an orderly financial process superimposed on a market which is typically erratic in behavior. Any aberrations and/or dramatic changes in the local and national economy may impact the property's capacity to generate the earnings set forth herein with the concomitant impact on value.



H.	With the exception of possible presence of asbestos, this appraisal assumes that the property is free of all hazardous materials and toxic wastes. The presence of hazardous materials or toxic wastes on the property can substantially impact the value of the property. A variety of materials including chemicals, metals and minerals has been determined to be hazardous or toxic under local, state and/or federal laws and regulations and can be required to be specially handled and removed from the property at the expense of the property owner. Certain materials which may have been used in the construction of the premises or in building components may be hazardous. Asbestos, for example, can be hazardous and has been included in a number of building components such as fire proofing, insulation, linoleum, floor tiles, ceiling panels and acoustical ceiling coatings. Appraisers are not experienced in identifying potential toxic waste and hazardous material problems nor estimating the cost of resolving such problems. In order to identify the nature and extent, if any, of toxic wastes and hazardous material problems on the property, the appropriate experts should be selected and retained.

I.	The Americans With Disabilities Act is intended to make many business establishments equally accessible to persons with a variety of disabilities; modifications to real property may be required. State and local laws also may mandate changes.
        Brown Harris Stevens Appraisal & Consulting, LLC is not qualified to advise you as to what, if any, changes may be required now or in the future. Owners and tenants should consult their attorneys and qualified design professionals of their choice for information regarding these matters. Brown Harris Stevens Appraisal & Consulting, LLC did not determine which attorneys or design professionals have the appropriate expertise in this area. Unless otherwise stated herein, this report and any estimate of value or other evaluation contained herein does not include any allowance for any cost which may be necessary now, or in the future, to bring the property into compliance with the requirements, if any, of the Americans With Disabilities Act.




                60 EAST 42nd ST. ASSOCIATES
                  c/o Wien & Malkin LLP
             60 East 42nd Street - 26th Floor
              New York, New York   10165-0015
                 Telephone: 212-687-8700
                 Telecopier: 212-986-7679


                                                June 30, 1999

To Participants in 60 East 42nd St. Associates ("Associates"):

	On behalf of the Agents for the Participants in Associates, I am seeking your consent to a program to complete and finance improvements and grant lease extensions at the Lincoln Building
(the "Building").

1. 	Introduction.

	After review with the Lessee, Wien & Malkin LLP supervisory staff, and on-site Building personnel, I believe the proposed improvements are necessary to maintain the Building, its competitive market position, and Associates' long-term investment return. The Lessee intends to proceed with the program: Were the Lessee to proceed and pay the cost out of cash flow, overage rent and extra distributions to Participants would be substantially reduced and might be eliminated for several years.

        The current operating lease extends to 2008 and is renewable to 2033. The Lessee believes that the costs of the program, which exceeds the Lessee's responsibility under the lease, justify lease extension. I agree.

        Therefore, I recommend that Associates cooperate by increasing its mortgage, to facilitate the improvement program and reduce the impact of the program upon distributions to Participants, and by extending the lease to incentivize the Lessee to complete this program and undertake future discretionary investment in the Building.


                                -1-

        The program is more fully described in the enclosed Statement by the Agents in the Solicitation of Participant Consents.

2.	Background.

	Associates has owned the Building since 1958 subject to a long-term net lease to Lincoln Building Associates (the "Lessee"), which pays basic rent, from which mortgage debt service and basic supervisory fees are paid, and overage rent based on operating profit, from which monthly and extra distributions to Participants are paid. Total distributions for 1998 were equal to 34.5% of the original cash investment.

        The area of Manhattan surrounding the Building continues to improve. The sanitation, security, and capital improvements by the Grand Central Partnership Business Improvement District, New York City's enhanced image as a place to do business, and the recent $200,000,000 renovation and restoration of Grand Central Terminal have been catalysts for transforming the area into one of the most sought-after office and retail districts in New York
City. There is great potential for attracting quality tenants at higher rents by upgrading the Building and its systems and providing greater amenities.

        To protect and exploit the Building's economic prospects in an improved market, the Lessee has prepared a Building upgrade and amenity enhancement program, the principal components of which have been designed, engineered, and bid by third party expert consultants and specially hired in-house personnel.

3.	Improvement Program.

	The improvements proposed to be completed after December 31, 1998, are shown in Exhibit A to the enclosed Statement and are estimated to cost approximately $22,800,000 over two to three years.
                        -2-

        Included in the budget are: (a) $4,000,000 for replacement of all Building windows, (b) $4,200,000 for public corridor and elevator lobby upgrades, (c) $3,200,000 for new public bathrooms,
(d) $2,700,000 for elevator system modernization, (e) $625,000 for new elevator cabs, (f) $385,000 for new concierge desk and new card key and security system, (g) $1,550,000 for roof and parapet replacement and repairs, (h) $2,350,000 for water riser replacement, (i) $750,000 for facade restoration, (j) $800,000 for new marketing center, new conference center, and upgrading of the Building law library, and (k) $100,000 for lobby retail arcade upgrades. The balance will be available for contingencies discovered in the field and improvement of tenant spaces.

4.	Financing.

	The $22,800,000 estimated cost of the improvements over approximately two to three years will be funded substantially through a fee mortgage increase (from the current approximately $12,000,000). Associates will own the improvements paid from mortgage proceeds and will receive tax benefits from depreciation of the improvements. The increased mortgage charges will be paid by Associates from an equivalent increase in the basic rent paid by the Lessee to Associates. Basic rent and cash payments for improvements will be deducted in computing overage rent, so that the improvement costs will be borne equally by Associates and the Lessee but spread over many years, thus stabilizing distributions to Participants.

	As part of this program, the Agents will be authorized to extend or refinance the increased mortgage with an institutional lender on a non-recourse basis, from time to time as they deem appropriate for the benefit of Associates. The maximum authorized mortgage will be $40,000,000 for funding the program improvements and other future Building improvements, and the actual amount will depend in part upon funding available from cash flow and the actual cost of the work.

                         -3-
5.	Basic Rent.

        Currently, basic rent is $1,087,842 a year, to be adjusted to reflect any increase or decrease in debt service on the existing mortgage balance. The basic rent payable by the Lessee to Associates will increase to cover debt service on the increased mortgage.

        The Lessee projects that improvements will enhance Building rental income paid by office and store tenants and reduce or
completely offset the annual increase in rent expense.   However,
assuming no enhancement in bottom line performance from higher rental rates, higher occupancy, and lower credit loss from all these improvements, and an initial increase in the mortgage from $12,000,000 to $34,000,000 with interest at 7.5% on the additional $22,000,000 and with 25 year amortization, the basic annual rent increase will be $1,950,937, and overage rent will decrease by one-half of that amount. For an original $10,000 Participant who received $3,450 in distributions for 1998, this mortgage increase would reduce distributions by less than $1,260 a year, prior to any income enhancement resulting from the improvements.

6.	Solicitation and Program Expenses.

	The expenses for the consent solicitation, lease amendment, refinancing, transfer and recording taxes, legal fees, and related costs will be funded by the mortgage increase which is to be repaid by the Lessee's increased basic rent. Wien & Malkin LLP and its affiliates will arrange the mortgage refinancing, and there will be no brokerage commission paid. Wien & Malkin LLP will represent as counsel Associates and the Lessee in this program at standard hourly rates, and it and its affiliates as well as the Agents will be indemnified by Associates and the Lessee against any claim or expense arising in connection with the program.

                             -4-
7.	Lease Extension.

	To induce the Lessee to undertake improvements in the future beyond what it can recoup over the then remaining term of its lease, Associates' Agents will be authorized to give additional lease extension rights to the Lessee beyond the current 2033 expiration date for such consideration and upon such terms as the Agents may then deem appropriate for the benefit of Associates. The term of each extension will reflect the net present benefit to Associates from projected increases in basic rent, overage rent and value which arise from Associates' improvement contributions, all as determined by a recognized independent expert. Accordingly, when the Lessee has completed the program, the Agents will authorize extending the lease for 50 years to 2083 and may grant further lease extensions in the future for other consideration as they deem appropriate for the benefit of Associates.

8.	Conclusion.

	Certain improvements by the Lessee are already in progress or have been previewed to tenants, brokers, and prospective tenants and have been welcomed enthusiastically. Combined with a rededicated staff and new marketing initiatives (including a newsletter and website), enthusiasm amongst Building tenants and new interest in the Building by brokers and prospective tenants indicate that the contemplated expenditures will preserve and enhance the Building's operating results in an improved market while the related financing will stabilize the Participants' returns.

	Enclosed are (a) the Statement detailing the program and including financial reports and a fairness opinion of an independent expert and (b) a colored Consent Form. Each
Participant should review the Statement before signing and returning the colored Consent Form.

                               -5-
	The consent of all Participants is required to authorize the program. Upon receipt of consent from 90% in interest of an Agent's group, each Participating Agreement empowers the Agent to purchase for $100 the interest of any Participant who withholds consent 10 days after notice of 90% consent. Each Agent presently intends to purchase the interest of any non-consenting Participant in his group once the 90% threshold is achieved.

	By signing, dating and returning the enclosed Consent Form, you authorize the Agents and any partner or senior director at Wien & Malkin LLP designated by me to conclude on behalf of Associates the necessary agreements to effect this financing, improvement, and lease extension program.

9.	Recommendation.

	I strongly urge your consent. The Lessee has demonstrated that the improvements are necessary. Financing of the improvements through an increase in the mortgage will spread the costs over the term of the mortgage and will also improve the tax shelter for Participants. If the program for financing the improvements and extending the lease is not approved, the Lessee's full comprehensively planned, bid, and priced improvements will not be implemented, but overage rent and distributions will still be reduced or eliminated to the extent the Lessee applies Property cash flow to perform any part of such improvements.

	Please sign, date and return the enclosed Consent Form as soon as possible. If you have any question, please call any of my partners at Wien & Malkin LLP, Alvin Silverman, Stanley Katzman, or Thomas N. Keltner, Jr.
                                               Very truly yours,



                                               Peter L. Malkin

THE AGENTS RECOMMEND YOUR CONSENT.  PLEASE SIGN, DATE AND
IMMEDIATELY RETURN THE ENCLOSED COLORED COPY OF THE CONSENT.  A
SIGNED CONSENT FORM WHICH IS RETURNED WITHOUT AN INDICATED CHOICE
WILL CONSTITUTE A BINDING AFFIRMATIVE CONSENT.  ONCE GIVEN,
CONSENT MAY NOT BE REVOKED.



                            -6-